As filed with the Securities and Exchange Commission on June 10, 2010
Registration No. _________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
SECURITIES ACT OF 1933

Classic Rules Judo Championships, Inc.
(Name of small business issuer in its charter)

Delaware	7997	20-8424623
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

100 Research Drive, Suite 16 Stamford, CT 06906 Tel: (203) 327-6665
(Address and telephone number of principal executive offices and principal place of business)

Corporations USA, LLC
341 Raven Circle
Wyoming, DE 19934
(866) 356-2872
(Name, address and telephone number for agent for service)

Copies to:
Jerry Gruenbaum, Esq.
Law Offices of SEC Attorneys, LLC
Center Court Square Building
116 Court Street, Suite 707
New Haven, Connecticut 06510

Approximate date of proposed sale to the public: As soon as practical after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act (Check One):

   Large accelerated filer    [  ]                                                                Accelerated filer                                                                         [  ]

   Non-accelerated filer      [  ]                                                                Smaller reporting company                                                      [X]
   (Do not check if a smaller
   reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount To Be Registered 1	Proposed Maximum Offering Price Per Unit 2	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock
$0.001 par value	10,575,962	$0.01	$105,760	$7.54

Total	10,575,962	$0.01	$105,760	$7.54
________________________
(1) Represents common shares currently outstanding to be sold by the selling security holders.

(2) There is no current market for the securities and the price at which the shares held by the selling security holders will be sold is unknown.  Although the registrant's common stock has a par value of $0.001, the registrant believes that the calculation of $0.01 per share is a bona fide estimate of the offering price in accordance with Rule 457(a).  In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.  THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS

Subject to completion, dated __________________

Classic Rules Judo Championships, Inc.

10,575,962 Shares of Common Stock at held by stockholders

This prospectus relates to the sale of up to 10,575,962 shares of our common stock by certain existing holders of the securities.  As of June 10, 2010, 10,575,962 shares of common stock are issued and outstanding.  All costs associated with this registration will be borne by us.

This is our initial public offering.  The shares of our common stock are not currently traded: our securities are not listed on any national securities exchange or the Nasdaq Stock market.

Upon the effectiveness of this prospectus: the Selling Shareholders may sell the shares as detailed in the section entitled "Plan of Distribution."

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Each of the selling stockholders may be deemed to be an "underwriter," as such term is defined in the Securities Act of 1933.

There has been no market for our securities and a public market may not develop, or, if any market does develop, it may not be sustained.  As of June 10, 2010, we have 10,575,962 common shares issued and outstanding. Our common stock is not traded on any exchange or in the over-the-counter market.  After this Registration statement becomes effective, we expect to have a broker dealer file an application with the National Association of Securities Dealers, Inc. for our common stock to be eligible for trading on the OTC Bulletin Board.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS.

SEE "RISK FACTORS" BEGINNING ON PAGE 8.

You should rely only on the information provided in this prospectus or any supplement to this prospectus and information incorporated by reference.  We have not authorized anyone else to provide you with different information.  Neither the delivery of this prospectus nor any distribution of the shares of common stock pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

Dealer Prospectus Delivery Obligation

Until ________________ [90 days from the date of effectiveness], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments.

Subject to Completion, the date of this Prospectus is _____________, 2010.

All dollar amounts in this prospectus are in U.S. dollars.

TABLE OF CONTENTS

We have not authorized anyone to provide you with information different from that contained in this prospectus.  The Selling Stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

PROSPECTUS SUMMARY

The following prospectus summary is qualified in its entirety by, and should read in conjunction with, the more detailed information and our Financial Statements and Notes thereto appearing elsewhere in this prospectus.  This summary does not contain all of the information you should consider before investing in our common stock.  You should read the entire prospectus carefully.

Our Company - Classic Rules Judo Championships, Inc.

Classic Rules Judo Championships, Inc. (“We” or the “Company”) was originally formed as Blue Ribbon Pyrocool, Inc. a Delaware corporation November 16, 2005, as a wholly owned subsidiary of Puritan Financial Group, Inc., a company traded on the Pink OTC Markets, Inc.  On December 23, 2005 a majority of the shareholders approved the spin-off of the Company to the shareholders of record as of December 26, 2005.  The payment date was not determined at that time, but subsequently will be set upon the declaration of the effectiveness of this registration statement.  Subsequent to its formation and prior to being renamed, the Company had no revenues or operations.

On July 15, 2008 the Company executed a Memorandum of Understanding entitled “Management's Global Agreement” (the “MOU”) with Classic Rules Judo Championships, Inc. and Mr. Chris Angle.  Under such MOU the Company would change its name and pursue the business of Classic Rules Judo Championships.

We intend to establish and promote tournaments for the Olympic sport of judo.  Contestants will pay a fee to enter the contest and vie to become the winner of the first and primary tournament which will be known as the World Open Classic Rules Judo Championships.

We plan to apply through a FINRA member broker dealer for OTC-Bulletin Board listing after our Registration Statement is declared effective.  Management believes that listing on the OTC-Bulletin will position the Company to find financing to progress its business plan forward.

We are a development stage company and have generated no revenues to date; we have minimal assets, and have incurred losses since inception.  From inception through the year ending December 31, 2009 we experienced a net loss of ($30,828).  This net loss was contributed to by the organization expenses.  For the year ending December 31, 2009, we experienced a net loss of ($8,319).  This net loss was contributed to by the organization expenses.  For the year ending December 31, 2008, we experienced a net loss of ($22,167).  This net loss was contributed to by general & administrative expenses for the issuance of shares in lieu of salaries, additional organization fees and the expense to effectuate the spin-off from Puritan Financial Group, Inc.  In our December 31, 2009 and 2008 year-end financials, our auditor issued an opinion that our financial condition raises substantial doubt about the Company's ability to continue as a going concern.

Our principal executive office is located at 100 Research Drive, Suite 16, Stamford, CT 06906 and our telephone number is (203) 327-6665.

The terms “Classic Rules,” “The Company,” “we,” “us” and “our” as used in this prospectus refer to Classic Rules Judo Championships, Inc.

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About The Offering

The following is a brief summary of the offering:

Securities being offered:
10,575,962 shares of common stock being held by current shareholders at par value $0.001 per share.  The shares being registered in this prospectus are held by shareholders.  We issued shares to these shareholders via private placements in exchange for an investment in our Company or as payment for assets or services.

Offering price per share:
The offering price of the common stock is $0.01 per share.  We plan to ask a broker dealer to apply on our behalf with the Over-the-Counter Bulletin Board electronic quotation service to allow the trading of our common stock after this prospectus is declared effective by the U. S. Securities and Exchange Commission.  If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transaction negotiated by the selling shareholders.  The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Offering Period:	As soon as practical after approval of Registration

Our Common Stock:
This is our initial registration.  There is not currently a market for our common stock.  We intend to list our shares on the Over-the-Counter Bulletin Board, or OTCBB, but our stock has not been approved for trading on the OTCBB as of the date of this prospectus.  We cannot determine if an active market will develop for our common stock.  Additionally, we cannot determine or predict the price at which our common stock will initially trade.  The selling shareholders will sell at a price of $0.01 per share until our shares are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices.

Use of Proceeds:	We will not receive any proceeds from the sale by selling shareholders of our common stock.

Risk Factors	See "Risk Factors" and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in our common shares.

OTC/BB symbol
Not applicable.  We are not trading on any exchange.  We intend to have a broker dealer file an application on behalf of the Company for listing on the OTC-Bulletin Board following the effectiveness of this Registration Statement.

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Summary Financial Information

The summary financial information presented below is derived from and should be read in conjunction with our financial statements, including notes thereto, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing elsewhere in this prospectus.

	For the Three Months Ended	For the Year Ended		Period from inception
	March 31,	December 31,		(November 16, 2005)
	2010	2009	2008	to March 31, 2010
	(Unaudited)			(Unaudited)

Revenues	$1,677	$-	$-	$1,677

Operating Expenses
Cost of revenues	1,300			1,300
General and administrative	600	8,319	22,167	31,428

Total Expenses	1,900	8,319	22,167	32,728

Net Loss	$(223)	$(8,319)	$(22,167)	$(31,051)

Net Loss per Common Share
Basic and Diluted	$(0.00)	$(0.00)	$(0.00)	$(0.01)

Weighted Average
Shares Outstanding	9,768,361	9,750,136	5,075,498	4,448,142

Working Capital	(1,300)	(6,077)	1,698
Total Assets	449	1,337	1,698
Stockholder's Equity	(1,300)	(6,077)	1,698

Note:  On July 15, 2008, the Company reverse split the share on a 10 for 1 basis, which decreased the total outstanding shares from 10,449,250 to 1,044,925.  On July 15, 2008 the company issued a total of 8,705,084 for cash and services, which brings the total outstanding share to 10,575,962 .

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RISK FACTORS

Investing in our common stock involves a high degree of risk.  You should carefully consider the risks described below and all of the other information set forth in this prospectus before deciding to invest in shares of our common stock.  If any of the events or developments described below actually occurs, our business, financial condition or results of operations could be negatively affected.  In that case, the trading price of our common stock could decline, and you could lose all or part of your investment in our common stock.

RISK FACTORS RELATING TO OUR FINANCIAL CONDITION

We may not be able to raise sufficient capital or generate adequate revenue to meet our obligations and fund our operating expenses.  As of December 31, 2007, the Company had no working cash and equivalents or assets.  As of December 31, 2009 and 2008, the Company had $1,337 and $1,698, respectively, in cash.  The Company plans to specialize in utilizing internet media and word of mouth to market and generate its leads for it future business of conducting judo tournaments.  The Company needs to raise additional capital in order to fully develop its business plan.  The Company currently has enough funds to partially implement its business plan.  Failure to raise adequate capital and generate adequate sales revenues to meet our obligations and develop and sustain our operations could result in reducing or ceasing our operations.

Additionally, even if we do raise sufficient capital and generate revenues to support our operating expenses, there can be no assurances that the revenue will be sufficient to enable us to develop business to a level where it will generate profits and cash flows from operations.  These matters raise substantial doubt about our ability to continue as a going concern.  Our independent auditors currently included an explanatory paragraph in their report on our financial statements regarding concerns about our ability to continue as a going concern.

We have yet to attain profitable operations; and because we will need additional financing to fund our activities, our accountants believe there is substantial doubt about the company's ability to continue as a going concern.  The Company has prepared financial statements for the years ended December 31, 2008 and 2009 reporting that the Company is in its developmental stages.  Its ability to continue to operate as a going concern is fully dependent upon the Company obtaining sufficient financing to continue its development and operational activities.  The ability to achieve profitable operations is in direct correlation to the Company's ability to raise sufficient financing.  Accordingly, management believes the Company's continued existence, future expansion, and ultimate profitability is fully dependent upon raising sufficient proceeds from this offering.  It is important to note that even if the appropriate financing is received, there is no guarantee that the Company will ever be able to operate profitably or derive any significant revenues from its operation.  The Company could be required to raise additional financing to fully implement its entire business plan.

It is also important to note that the Company anticipates that it will incur losses and negative cash flow over the next twelve (12) months.  There is no guarantee that the Company will ever operate profitably or even receive positive cash flows from full operations.

RISKS RELATING TO THIS OFFERING AND OUR STOCK

Our shares of common stock are not and may never be quoted on any exchange or listing service.  It may be difficult or impossible for you to sell your shares.

Our common stock is not quoted on any exchange or listing service and it may never be quoted on any exchange or listing service.  Persons who acquire shares of our common stock will have limited liquidity or opportunity to sell their shares and may not be able to recover any funds that have been invested in our common stock.

The possible sales of shares of common stock by our selling shareholders may have a significant adverse effect on the market price of our common stock should a market develop.

The selling shareholders may sell some or all of their shares immediately after they are registered.  In the event that the shareholders sell some or all of their shares, the price of our common stock could decrease significantly.  Our ability to raise additional capital through the registration of our stock may be harmed by these competing resales of our common stock by the selling shareholders.  Potential investors may not be interested in purchasing shares of our common stock if the selling shareholders are selling their shares of common stock.  The selling of stock by the shareholders could be interpreted by potential investors as a lack of confidence in us and our ability to develop a stable market for our stock.  The price of our common stock could fall if the selling shareholders sell substantial amounts of our common stock.  These sales may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate because the selling shareholders may offer to sell their shares of common stock to potential investors for less than we do.

"Penny Stock" rules may make buying or selling our securities difficult which may make our stock less liquid and make it harder for investors to buy and sell our shares.

Trading in our securities is subject to the SEC's "penny stock" rules and we anticipate that trading in our securities will continue to be subject to the penny stock rules for the foreseeable future.  The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction.  Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market.  In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer.  The additional burdens imposed upon broker-dealers by these requirements may discourage broker-dealers from recommending transactions in our securities, which could severely limit the liquidity of our securities and consequently adversely affect the market price for our securities.

Existing and prospective shareholders may experience significant dilution if we enter into a business combination with a private concern or public company and issue securities to shareholders of such private company.

Our business plan contemplates that we may acquire other companies or assets.  As a result, we may enter into a business combination with a private concern or public company that, depending on the terms of merger or acquisition, may result in us issuing securities to shareholders of any such private company. The issuance of previously authorized and un-issued shares of common stock would result in reduction in percentage of shares owned by our present and prospective shareholders and may result in a change in control or management of our Company.

One of our shareholders, Desmond Capital, Inc., controls 53.57% of our shares of common stock as of June 10, 2010, and it may not vote its shares in a manner that benefits minority shareholders.  As a result, this stockholder, acting alone, will have the ability to control substantially all matters submitted to our stockholders for approval including:

a)           election of our board of directors;

b)           removal of any of our directors;

c)           amendment of our Articles of Incorporation or bylaws; and

d)	adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

This concentration of ownership may also have the effect of delaying, deterring, or preventing a change in control and may make some transactions more difficult or impossible to complete without the support of Desmond Capital.  In addition, Desmond Capital may not have an interest in fully promoting the sale of our common stock if such sales would reduce the opportunity for her to sell her own shares at any time in the future.

If our stock does trade in a market or exchange, our stock price may be volatile, and you may not be able to resell shares of our common stock at or above the price you paid.

Any investment in our common stock involves a high degree of risk.  You should consider carefully the risks and uncertainties described below, and all other information contained in this prospectus, before you decide whether to purchase our common stock.  The occurrence of any of the following risk factors could harm our business.  Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also become important factors that may harm our business.  You may lose part or all of your investment due to any of these risks or uncertainties.

If we continue to fail to maintain an effective system of internal controls, we might not be able to report our financial results accurately or prevent fraud.  Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, requires us to evaluate and report on our internal control over financial reporting for all our current operations and have our independent registered public accounting firm attest to our evaluation beginning with our Annual Report on Form 10-K for the year ending December 31, 2009.  Our management has determined that we have material weaknesses in our internal control over financial reporting related to the Company not having an Audit Committee or independent Board of Directors to provide oversight of the Company’s operations and not having accounting personnel with the appropriate level of experience and technical expertise to appropriately address complex accounting matters or to evaluate the impact of new and existing accounting pronouncements on our consolidated financial statements.  Until these deficiencies in our internal control over financial reporting are remediated, there is a reasonable possibility that a material misstatement to our annual or interim consolidated financial statements could occur and not be prevented or detected by our internal controls in a timely manner.  We are committed to appropriately addressing these matters and we have engaged qualified consultants to assist us in these areas until we are able to hire additional resources.

We will incur significant increased costs as a result of operating as a public company, and our management will be required to divert attention from the Company’s operations to devote substantial time to new compliance initiatives.   As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company.  In addition, the Sarbanes-Oxley Act, as well as rules subsequently implemented by the SEC have imposed various requirements on public companies, including establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices.  Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives.  Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective internal controls for financial reporting and disclosure.  In particular, for the year ended December 31, 2010, we must perform an evaluation and test of our internal controls over financial reporting to allow management and our independent registered public accounting firm to report on the effectiveness of our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act.  Our testing, or the subsequent testing by our independent registered public accounting firm, may reveal additional deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses.  Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identifies additional deficiencies in our internal controls that are deemed to be material weaknesses, the market price of our stock could decline and we could be subject to sanctions or investigations the SEC or other regulatory authorities, which would entail expenditure of additional financial and management resources.

RISKS RELATING TO CLASSIC RULES JUDO CHAMPIONSHIPS, INC.

Because our auditors have issued a going concern opinion, there is substantial uncertainty that we will continue operations in which case you could lose your investment.

Our auditors have issued a going concern opinion.  This means that there is substantial doubt that we can continue as an ongoing business for the next 12 months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such, we may have to cease operations and you could lose your investment.

We lack an operating history and have losses that we expect to continue into the future.  There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we will cease operations and you will lose your investment.

We were incorporated on November 16th, 2005, and we have not started our proposed business operations or realized any revenues.  We have no operating history upon which an evaluation of our future success or failure can be made.  Our net loss from inception through March 31, 2010 is ($31,051).

Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

-           completion of this offering;
-           our ability to develop and continually update a functional, user-friendly website;
-	our ability to procure and maintain on commercially reasonable terms relationships with third parties to develop and maintain our website, network infrastructure, and transaction processing systems;
-           our ability to identify and pursue mediums through which we will be able to market our product;
-           our ability to attract athletes and their coaches to our website and obtain advertising sponsors;
-           our ability to generate revenues through sales to new participants and advertising generated by our website;
-           our ability to manage growth by managing administrative overhead; and
-           our ability to obtain a suitable facility to hold our events.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues.  We cannot guarantee that we will be successful in generating revenues in the future.  Failure to generate revenues will cause you to lose your investment.

We may be unable to protect the intellectual property rights that we have.

Christopher Angle, our sole officer and director, developed the concepts behind the business plan. Mr. Angle assigned any intellectual property rights that he may have had in that line to us.  While Mr. Angle did not believe that the tournament plan and its proposed website infringed on the intellectual property rights of third parties, Mr. Angle did not take any steps such as copyright or trademark protection to protect his intellectual property rights, nor did he conduct any investigation to see if the tournament plan or the website plan infringed on the intellectual property rights of third parties.  We have not conducted any investigation to see if the tournament or website plan infringes on the intellectual property rights of others.  We have also not taken any further steps to protect our intellectual property rights in the website design nor do we intend to do so until after we receive the proceeds from the offering and start our operations.

Mr. Angle is under no contractual obligation to Classic Rules Judo Championships to continue to develop new web designers and he is not under any contractual obligation to assign his intellectual property rights in any new lines to Classic Rules Judo Championships.  We do not intend to use any person other than Mr. Angle as a source of concepts for new contest participation offers on our website.

We intend to rely on a combination of copyright, trademark, and trade secret protection and non-disclosure agreements with employees and third-party service providers to establish and protect the intellectual property rights that we have in the tournament.  There can be no assurance that our competitors will not independently develop tournaments that are substantially equivalent or superior to ours.  There also can be no assurance that the measures we adopt to protect our intellectual property rights will be adequate to do so.  The ability of our competitors to develop services or other intellectual property rights equivalent or superior to ours or that our inability to enforce our intellectual property rights could have a material adverse affect our results of operation.

Though we do not believe that any of the web designs will infringe on the intellectual property rights of third parties in any material respect, there can be no assurance that third parties will not claim infringement by us with respect to the designs.  Any such claim, with or without merit, could be time-consuming, result in costly litigation, cause delays in the development of the tournament or require us to enter into royalty or licensing agreements.  Such royalty or licensing agreements, if required, may not be available on terms acceptable to us or at all, which could have a material adverse effect on our business, results of operations, and financial condition.

Changing preferences of judoka (judo enthusiasts) will require periodic product introduction.

As a result of changing judoka preferences, many tournaments are successfully marketed for a limited period of time.  There can be no assurance that any tournament of our web sites will continue to be popular for a period of time.  Our success will be dependent upon our ability to develop new and improved websites and ideas for the tournament and other contests of like nature, such as U.S. Open Classic Rules Judo Championships, Pan American Classic Rules Judo Championships.  Our failure to introduce new sites, types, and ideas for the tournaments and to achieve and sustain market acceptance and to produce acceptable margins could have a material adverse effect on our financial condition and results of operations.

We face intense competition and our inability to successfully compete with our competitors who produce other judo tournaments will have a material adverse effect on our results of operation.

The martial arts industry is highly competitive.  Our competition in the martial arts industry includes the contests sponsored by the International Judo Federation type of Judo, Ju-Jutsu, Karate, Brazilian Jiu-Jitsu, and Tae Kwon Do.  Many of our competitors have longer operating histories, greater brand recognition, broader product lines, greater financial resources, and larger advertising budgets than we do.  Many of our competitors offer similar tournaments or alternatives to our tournament.  We intend to rely solely on concepts and other intellectual property developed by Chris Angle, our sole officer and director. There can be no assurance that we will procure an on-line retail market and tournament for the judoka that will be available to support the tournament site and website we will offer or allow us to seek expansion in producing other tournaments such as the Pan-American Open Classic Rules Judo Championships or the U.S. Open Classic Rules Judo Championships. There can be no assurance that we will be able to compete effectively in this marketplace.

Intellectual property claims against us can be costly and could impair our business. Other parties may assert infringement or unfair competition claims against us.  We cannot predict whether third parties will assert claims of infringement against us, or whether any future assertions or prosecutions will harm our business.  If we are forced to defend against any such claims, whether they are with or without merit or are determined in our favor, then we may face costly litigation, diversion of technical and management personnel, or product/service delays.  As a result of such a dispute, we may have to develop non-infringing technology or enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may be unavailable on terms acceptable to us, or at all.   If there is a successful claim of product infringement against us and we are unable to develop non-infringing technology or license the infringed or similar technology on a timely basis, it could impair our business.

If we do not attract participants to our website on cost-effective terms, we will not make a profit, which ultimately will result in a cessation of operations.

Our success depends on our ability to attract athlete participants to our website on cost-effective terms. Our strategy to attract participants to our website, which has not been formalized or implemented, includes viral marketing, the practice of generating "buzz" among Internet users in our products through the developing and maintaining web logs or "blogs", online journals that are updated frequently and available to the public, postings on online communities such as judoinfo.com, judoforum.com, other institutional judo related website, and institutional websites such as Yahoo!(R) Groups and amateur websites such as YouTube.com, and other methods of getting Internet users to refer other judo practitioners to our website by e-mail or word of mouth; search engine optimization, marketing our website via search engines by purchasing sponsored placement in search results; and entering into affiliate marketing relationships with website providers to increase our access to judo internet consumers.  Our marketing strategy may not be enough to attract sufficient traffic to our website.  If we are unsuccessful at attracting a sufficient amount of traffic to our website, our ability to get participants and our financial condition will be harmed.

To date we do not have any participants.  We cannot guarantee that we will ever have any participants.  Even if we obtain participants, there is no guarantee that we will generate a profit.  If we cannot generate a profit, we will have to suspend or cease operations.

We will be dependent on third parties to develop and maintain our website, network infrastructure, and transaction processing systems; design (based on concepts developed by our sole officer and director); and fulfill a number of participant service and other follow up functions.  If such parties are unwilling or unable to continue providing these services, our business could be severely harmed.

We will rely on third parties to develop and maintain our website, network infrastructure, and transaction processing systems; design (based on concepts developed by Chris Angle, our sole officer and director).  To date we have not entered into any formal relationship with any third parties to provide these services. Our success will depend on our ability to build and maintain relationships with such third party service providers on commercially reasonable terms.  If we are unable to build and maintain such relationships on commercially reasonable terms, we will have to suspend or cease operations.  Even if we are able to build and maintain such relationships, if these parties are unable to deliver products/services on a timely basis, our participants could become dissatisfied and decline to participate in our tournament.  If our customers become dissatisfied with the services provided by these third parties, our reputation and the Classic Rules Judo Championships brand of tournament could suffer.

We have not developed our website, network infrastructure, or transaction processing systems, and we intend to use the proceeds from our investors to do so.  We will have to suspend or cease operations if we are unable to develop our website, network infrastructure, and transaction processing systems.

If we are able to develop our website, network infrastructure, and transaction processing systems, any systems interruptions that result in the unavailability of our website or reduced performance of our transaction systems would reduce our transaction volume and the attractiveness of our services and would seriously harm our business, operating results, and financial condition.  Our transaction processing systems and network infrastructure may be unable to accommodate increases in traffic to our website.  We may be unable to project accurately the rate or timing of traffic increases or successfully upgrade our systems and infrastructure to accommodate future traffic levels on our website.  In addition, we may be unable to upgrade or expand our transaction processing systems in an effective and timely manner or to integrate any newly developed or purchased functionality with our then existing systems.  Any inability to do so may cause unanticipated system disruptions, slower response times, degradation in levels of participants' service, impaired quality and speed of order fulfillment or delays in reporting accurate financial information.

We are solely dependent upon the funds we raised previous to this offering to initiate our operations, the proceeds of which may be insufficient to achieve revenues.  If we need additional funds and can't raise them, we will have to terminate our operations.

We have not started our business operations.  We needed the proceeds contributed from the founders ($5,373) to start our operations.  Of the $5,373 that we raised from a shareholder, this amount will enable us, after paying the expenses of this offering, plus the expected revenue from the entry fee of the athletes to operate for one year.  If we need additional funds and can't raise the money, we will have to cease operations.

If we do not make a profit, we may have to suspend or cease operations.

Because we are small and do not have much capital, we must limit the marketing of our website.  The website and word of mouth are how we will generate revenue.  Because we will be limiting our marketing activities, we may not be able to attract enough suppliers and customers to operate profitably.  If we cannot operate profitably, we may have to suspend or cease operations.

Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of operations.  This activity could prevent us from developing websites and attracting customers and result in a lack of revenues that may cause us to suspend or cease operations.

Our sole officer and director, Chris Angle, will only be devoting limited time to our operations.  Mr. Angle will be devoting approximately 15 hours per week of his time to our operations.  Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him.  As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

Because our sole officer and director does not have prior experience in online marketing, we may have to hire additional experienced personnel to assist us with our operations.  If we need the additional experienced personnel and we do not hire them, we could fail in our plan of operations and have to suspend operations or cease operations.

Because our sole officer and director does not have prior experience in financial accounting and the preparation of reports under the Securities Exchange Act of 1934, we may have to hire individuals which could result in an expense we are unable to pay.

Because our sole officer and director does not have prior experience in financial accounting and the preparation of reports under the Securities Act of 1934, we may have to hire additional experienced personnel to assist us with the preparation thereof. If we need the additional experienced personnel and we do not hire them, we could fail in our plan of operations and have to suspend operations or cease operations entirely and you could lose your investment.

We have only one officer and director.  He is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002.  When these controls are implemented, he will be responsible for the administration of the controls.  Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the Securities and Exchange Commission.

We are completely dependent on our sole officer and director to guide our initial operations, initiate our plan of operations, and provide financial support.  If we lose his services we will have to cease operations.

Our success will depend entirely on the ability and resources of Mr. Angle, our sole officer and director.  If we lose the services or financial support of Mr. Angle, we will cease operations.  Presently, Mr. Angle is committed to providing his time and financial resources to us.  However, Mr. Angle does engage in other activities and only devotes and will devote a limited amount of time to our operations.

RISKS RELATING TO THE MARTIAL ARTS INDUSTRY DRIVEN BY THE INTERNET

Our success is tied to the continued use of the Internet and the adequacy of the Internet infrastructure.

Our future revenues and profits, if any, substantially depend upon the continued widespread use of the Internet as an effective medium of business and communication.

Factors which could reduce the widespread use of the Internet include:

-           actual or perceived lack of security of information or privacy protection;
-           possible disruptions, computer viruses or other damage to the Internet servers or to users' computers; and
-           excessive governmental regulation.

Customers may be unwilling to use the Internet to search for a tournament such as the Classic Rules Judo Championships.

Our future depends heavily upon the general judo practitioner's willingness to use the Internet as a means to find and subscribe to a Classic Rules Judo Championships and to travel to the tournament to participate.  The demand for and acceptance of such a tournament advertised over the Internet are highly uncertain, and most e-commerce businesses have a short track record.  If participants are unwilling to use the Internet to conduct business, our business may not develop profitably.

Our relationships with our contest entrants may be adversely affected if the security measures that we use to protect their personal information, such as credit card numbers to enroll in the contest, are ineffective.

Any breach in our website security could expose us to a risk of loss or litigation and possible liability.  We anticipate that we will rely on encryption and authentication technology licensed from third parties to provide secure transmission of confidential information such as credit card payments for entry fees.  As a result of advances in computer capabilities, new discoveries in the field of cryptography or other developments, a compromise or breach of our security precautions may occur.  A compromise in our proposed security could severely harm our business.  A party who is able to circumvent our proposed security measures could misappropriate proprietary information, including a participant's credit card information, or cause interruptions in the operation of our website.  We may be required to spend significant funds and other resources to protect against the threat of security breaches or to alleviate problems caused by these breaches.  However, protection may not be available at a reasonable price, or at all.  Concerns regarding the security of e-commerce and the privacy of users may also inhibit the growth of the Internet as a means of conducting commercial transactions.

Because we will rely primarily on on-line credit card payment for entry into the tournament, we will risk fraudulent credit card transactions; a failure to adequately control such transactions would harm our net sales and results of operations because we do not intend to carry insurance against this risk.  We intend to utilize technology to help us detect the fraudulent use of credit card information.  Nonetheless, we may suffer losses as a result of orders placed with fraudulent credit card data, even though the associated financial institution approved payment of the orders.  Under current credit card practices, we will be liable for fraudulent credit card transactions because we do not intend to obtain a cardholder's signature.  Because we have no operating history, we cannot predict our future levels of bad-debt expense.

If one or more states successfully assert that we should collect sales or other taxes on the sale of the entry fee that we offer on our website, our business could be harmed.

We do not intend to collect sales or other similar taxes for physical shipments of goods into states or countries.  One or more local, state or foreign jurisdictions may seek to impose sales tax collection obligations on us and other out-of-state companies that engage in online commerce.  Our business could be adversely affected if one or more states or any foreign country successfully asserts that we should collect sales or other taxes on the sale of our entry fee.

Existing or future government regulation could harm our business.

We are subject to the same federal, state and local laws as other companies conducting business on the Internet.  Today there are relatively few laws specifically directed towards conducting business on the Internet.  However, due to the increasing popularity and use of the Internet, many laws and regulations relating to the Internet are being debated at the state and federal levels.  These laws and regulations could cover issues such as user privacy, freedom of expression, pricing, fraud, quality of products and services, taxation, advertising, intellectual property rights and information security.  Applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy could also harm our business.  Current and future laws and regulations could harm our business, results of operation, and financial condition.

Laws or regulations relating to privacy and data protection may adversely affect the growth of our Internet business or our marketing efforts.

We are subject to increasing regulation at the federal, state, and international levels relating to privacy and the use of personal user information.  These data protection regulations and enforcement efforts may restrict our ability to collect demographic and personal information from users, which could be costly or harm our marketing efforts.

RISKS RELATING TO THIS OFFERING

Because there is no public trading market for our common stock, you may not be able to resell your stock.

There is currently no public trading market for our common stock.  Therefore, there is no central place, such as a stock exchange or electronic trading system, to resell your shares.  If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale in compliance with applicable federal and state securities laws.

Because the Securities and Exchange Commission imposes additional sales practice requirements on brokers who deal in our shares that are penny stocks, some brokers may be unwilling to trade them.  This means that you may have difficulty reselling your shares and this may cause the price of the shares to decline.

Our shares would be classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 and the rules promulgated thereunder which impose additional sales practice requirements on brokers/dealers who sell our securities in this offering or in the aftermarket.  For sales of our securities, the broker or dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you.  Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares.  This could prevent you from reselling your shares and may cause the price of the shares to decline.

FINRA sales practice requirements may limit a stockholder's ability to buy and sell our stock.

The FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer.  Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information.  Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers.  The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock.  Further, many brokers charge higher transactional fees for penny stock transactions.  As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

CAPITALIZATION

The following table sets forth, as of March 31, 2010 and December 31, 2009 and 2008, the capitalization of the Company on an actual basis.  This table should be read in conjunction with the more detailed financial statements and notes thereto included elsewhere herein.

	March 31,	December 31,
	2010	2009	2008
Assets:
Cash	$449	$1,337	$1,698
TOTAL ASSETS	$449	$1,337	$1,698

Liabilities
Accounts payable	$1,749	$7,414	$-
Total liabilities	1,749	7,414	-

Stockholders' equity (deficit):
Preferred stock, $0.001 par value, 50,000,000
shares authorized, 1,250,000 issued and outstanding
as of December 31, 2009 and 2008, respectively	1,250	1,250	1,250
Common stock, $0.001 par value, 100,000,000
shares authorized, 10,575,962 , 9,750,136 and 9,750,136
issued and outstanding as of March 31, 2010,
December 31, 2009 and 2008, respectively	10,576	9,750	9,750
Additional paid-in capital	17,925	13,751	13,207
Deficit accumulated during development stage	(31,051)	(30,828)	(22,509)
Total stockholders' equity (deficit)	(1,300)	(6,077)	1,698
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY(DEFICIT)	$449	$1,337	$1,698

FORWARD LOOKING STATEMENTS

This Prospectus contains forward-looking statements, including statements concerning possible or assumed results of exploration and/or operations of Classic Rules Judo Championships, Inc., and those proceeded by, followed by or that include the words "may," "should," "could," "expects," "plans," "anticipates," "believes," "intends," "estimates," "predicts," "potential," or "continue" or the negative of such terms and other comparable terminology.  Investors should understand that the factors described below, in addition to those discussed elsewhere in this document could affect Classic Rules' future results and could cause those results to differ materially from those expressed in such forward looking statements.

OFFERING INFORMATION

This prospectus relates to the following:

The resale by certain selling security holders of the Company of up to 10,575,962 share of common stock in connection with the resale of shares of common stock issued by us in three separate transactions were issued in reliance upon an exemption from registration under Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder as a transaction not involving a public offering.  (See "Liquidity and Capital Resources" Section)

The selling shareholders may sell their shares of our common stock at a fixed price of $0.01 per share until shares of our common stock are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  There can be no assurance that we will be able to obtain an OTCBB listing.  We will not receive any proceeds from the resale of common shares by the selling security holders.

USE OF PROCEEDS

Our offering and registration of stock are without the involvement of underwriters or broker-dealers.

This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling shareholders.  We will not receive proceeds from the sale of shares of common stock being sold by our selling shareholders.

DETERMINATION OF OFFERING PRICE

The $0.01 per share offering price of our common stock was determined arbitrarily by us.  There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value. We intend to apply to the Over-the-Counter Bulletin Board electronic quotation service for the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934 (the "Exchange Act").  If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders named in this prospectus.  The offering price would thus be determined by market factors and the independent decisions of the selling shareholders named in this prospectus.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

SELLING SECURITY HOLDERS

The selling shareholders named in this prospectus are offering all of the 10,575,962 shares of common stock offered through this prospectus.  One of the selling shareholders acquired 5,223,050 shares of common stock offered through a private offering that was exempt from registration under Regulation D of the Securities Act of 1933, as amended (the "Securities Act").  To the best of the Company’s knowledge, none of the selling stockholders are affiliates of a broker-dealer.

The persons listed in the following table plan to offer the shares shown opposite their respective names by means of this prospectus.  The owners of the shares to be sold by means of this prospectus are referred to as the “selling” shareholders”.  The selling shareholders acquired their shares from the former parent company, Puritan Financial Group, Inc. through a dividend to shareholders.  These shares may be sold by one or more of the following methods, without limitations.

•	A block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	Purchase by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;
•           Ordinary brokerage transactions and transactions in which the broker solicits purchasers
•           Face to face transactions between sellers and purchasers without a broker/dealer.

In competing sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated. As to any particular broker-dealer, this compensation might be in excess of customary commissions. Neither, we nor the selling stockholders can presently estimate the amount of such compensation.

The selling shareholders and any broker/dealers who act in connection with the sale of the shares will be deemed to be “underwriters” within the meaning of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the shares as a principal might be deemed to be underwriting discounts and commissions under the Securities Act.

If any selling shareholders enters into an agreement to sell his or her shares to a broker/dealer as principal and the broker/dealer is acting as an underwriter, we will file a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker/dealer, providing required information concerning the plan of distribution, and otherwise revising the disclosures in this prospectus as needed. We will also file the agreement between the selling shareholder and the broker/dealer as an exhibit to the post-effective amendment to the registration statement.

We have advised the selling shareholders that they and any securities broker/dealers or others who will be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act of 1933. We have advised each selling shareholder that in the event of a “distribution” of the shares owned by the selling shareholder, such selling shareholder, any “affiliated purchasers”, and any broker/dealer or other person who participates in the distribution may be subject to Rule 102 of Regulation M under the Securities Exchange Act of 1934 (“1934 Act”) until their participation in that distribution is complete.  Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class, as is the subject of the distribution. A “distribution” is defined in Rule 102 as an offering of securities “that is distinguished from ordinary trading transaction by the magnitude of the offering and the presence of special selling efforts and selling methods”.  We have advised the selling shareholders that Rule 101 of Regulation M under the 1934 Act prohibits any “stabilizing bid” or “stabilizing purchase” for purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

No selling shareholder has, or had, any material relationship with our officers or directors.  To the best of the Company’s knowledge, none of the selling stockholders are affiliates of a broker-dealer.

The shares of common stock owned by the selling shareholders may be offered and sold by means of this prospectus from time to time as market conditions permit.  If and when our common stock becomes quoted on the OTC Bulletin Board or listed on the securities exchange, the shares owned by the selling shareholders may be sold in public market or in private transactions for cash at prices to be determined at that time.  We will not receive any proceeds from the sale of the shares by the selling shareholders.

Based upon information available to us as of March 31, 2010, the following table sets forth the names of the selling shareholders, the number of shares owned, the number of shares registered by this prospectus and the number and percent of outstanding shares that the selling shareholders will own after the sale of the registered shares, assuming all of the shares are sold.  The information provided in the table and discussions below has been obtained from the selling shareholders.  The selling shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which it provided the information regarding the shares beneficially owned, all or a portion of the shares of common stock beneficially owned in transactions exempt from the registration requirements of the Securities Act of 1933.  As used in this prospectus, "selling shareholder" includes donees, pledgees, transferees or other successors-in-interest selling shares received from the named selling shareholder as a gift, pledge, distribution or other non-sale related transfer.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Securities Exchange Act of 1934. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable.

	Common Shares Owned Prior To this Offering	Total Number of Shares to Be Offered for Selling Shareholder Account(1)	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon completion of this Offering(2)

Name of Selling Stockholder
A G EDWARDS & SONS INC	1	1	Nil	0%
A J BELLE INC	10	10	Nil	0%
ADP CLEARING & OUTSOURCING SERVICES INC	1	1	Nil	0%
AG EDWARDS & SONS INC CUST SUSAN C HOTSY SEP IRA	4	4	Nil	0%
AMERITRADE INC	166	166	Nil	0%
DENIS AMOROSO	176	176	Nil	0%
DENNIS MAQUIRE ANDERSON	20	20	Nil	0%
MICHAEL ANDREATOS	141	141	Nil	0%
WILLIAM H APOSTOLAKIS	4	4	Nil	0%
ROBERT ARLOTTA	800	800	Nil	0%
GEORGE ARVANITIS	4,000	4,000	Nil	0%
JEAN-JACQUES AUGER	18	18	Nil	0%
ROBERT AYOTTE	71	71	Nil	0%
RITA BAGHDASSARIAN	56	56	Nil	0%
ANASTASIOS BAGKERIS	4,000	4,000	Nil	0%
BEAR STEARNS SEC CORP	53	53	Nil	0%
ROBERT BEEERS	40	40	Nil	0%
RICHARD BELANGER	71	71	Nil	0%

ROGER A BELL & FAY L BELL JTTEN	29	29	Nil	0%
KIMBERLEY BERLIN	1	1	Nil	0%
BLC SECURITIES	6	6	Nil	0%
BMO NESBITT BURNS INC	4	4	Nil	0%
BMO NESBITT BURNS INC CLEARANCE ACCOUNT	609	609	Nil	0%
BNP PARIBAS SECURITIES CORP	53	53	Nil	0%
EUTHIMIOS BOURNAS & STAVAROULA BOURNAS JT WROS	1,190	1,190	Nil	0%
RAY BOWERS	4	4	Nil	0%
BQ FEDERATIVE DU CREDIT MUTUEL	370	370	Nil	0%
PHILLIP BRADBURY & MAVIS BRADBURY JTTEN	14,877	14,877	Nil	0%
BREZZY HILL INVESTMENTS LLC	12,233	12,233	Nil	0%
C ALBERT BURKE	33,600	33,600	Nil	0%
LINDA BUTEAU	131	131	Nil	0%
GREGORY BUTTLE	200	200	Nil	0%
LAUREN E CADMUS	200	200	Nil	0%
MARTIN CAISSE	6	6	Nil	0%
ENTRUST CAMA FBO ROB ZAVORAL (IRA)	4,850	4,850	Nil	0%
CANACCORD CAPITAL CORPORATION ITF JEAN YVES BOURGEOIS	176	176	Nil	0%
CANACCORD CAPITAL CROP FBO GERRADO PICHIRALLO	15	15	Nil	0%
CANACCORD FINANCIAL LTD	1,835	1,835	Nil	0%
3201970 CANADA INC	8	8	Nil	0%
TD WATERHOUSE CANADA	7,406	7,406	Nil	0%
LUC CANTIN	88	88	Nil	0%
MICHAEL CASTELLO	200	200	Nil	0%
CEDE & CO	108,839	108,839	Nil	0%
GARY CELLA	8,000	8,000	Nil	0%
MARC CHAMPAGNE	176	176	Nil	0%
BRIGITTE CHARRON	36	36	Nil	0%
SPIRO CHRISTIDES	1	1	Nil	0%
CIBC WORLD MARKETS INC	11,578	11,578	Nil	0%
CITIGROUP GLOBALMARKETS INC	125	125	Nil	0%
MURRAY J COHEN	40	40	Nil	0%
CONTINENTAL STOCK TRANSFER & TR CO EXCHANGE AGENT FOR THE UNEXCHANGED	256	256	Nil	0%
STEVEN COOPER & JULIE COOPER JTTEN	16	16	Nil	0%
COTTONWOOD ENTERPRISES INC	22,583	22,583	Nil	0%
COUTTS BANK VON ERNST LTD	4,784	4,784	Nil	0%

CREDIT AGRICOLE (SUISSE) SA	1,253	1,253	Nil	0%
CREEKSIDE INVESTMENTS LTD	22	22	Nil	0%
FONDACTION CSN	21,104	21,104	Nil	0%
DANNY D'ANJOU	12	12	Nil	0%
GLENN DATZ	3	3	Nil	0%
JULIE DAVIS	200	200	Nil	0%
RICHARD DENIS	1,759	1,759	Nil	0%
DESJARDING SECURITIES INC	1,585	1,585	Nil	0%
VALEURS MOBILIERES DESJARDINS	830	830	Nil	0%
RICHARD DESLAURIERS	71	71	Nil	0%
JAN-PETER DESOUZA	100	100	Nil	0%
NATHALIE DEWOLF	2,000	2,000	Nil	0%
MORRIS DIAMOND	74	74	Nil	0%
SHIRLEY DIAMOND	42	42	Nil	0%
NEVADA UNCLAIMED PROPERTY DIVISION	1	1	Nil	0%
CARMINE DIZAZZO	80	80	Nil	0%
LAWRENCE J DOHERTY	8,000	8,000	Nil	0%
JERRY DORAN	740	740	Nil	0%
ROGER DOUCET	24	24	Nil	0%
ENTRUST CAMA FBO RICHARD DOYLE IRA	1,925	1,925	Nil	0%
ROBERT DRAGOTTA	400	400	Nil	0%
FRANCOIS DUMOUCHEL	71	71	Nil	0%
DUNDEE SECURITIES CORP	896	896	Nil	0%
ENTRUST CAMA FBO DONALD DYKHOFF	987	987	Nil	0%
EUNICE E ELLISON	800	800	Nil	0%
CLEON ENGEL	1,233	1,233	Nil	0%
MARY J ENGELMANN	400	400	Nil	0%
ENTRUST CAMA FBO SARAH ENGLISH IRA	2,438	2,438	Nil	0%
WAYNE ENGLISH & SARAH ENGLISH JTTEN	3,729	3,729	Nil	0%
BENJAMIN FEINSOD	400	400	Nil	0%
MALCOM FEINSTEIN & MURIEL FEINSTEIN JTTEN	3,000	3,000	Nil	0%
MERRILL LYNCH PIERCH FENNER & SMITH INCORPORATED	590	590	Nil	0%
PAUL FERGUSON	80	80	Nil	0%
ALBERT FERRARO	1,400	1,400	Nil	0%
DAVID H FIEL	400	400	Nil	0%
TRIFON G FILLIS	50	50	Nil	0%
FIRST ASSOCIATES INVESTMENTS INC.	36	36	Nil	0%
FIRST CLEARING LLC	634	634	Nil	0%
LOUIS FLEISCHER	117	117	Nil	0%
KAREN FLORECKI	15	15	Nil	0%
ENTRUST CAMA FBO MICHAEL J FROELICH	2,486	2,486	Nil	0%
STEPHANE GAGNON	2	2	Nil	0%

GEORGE GARABEDIAN	88	88	Nil	0%
LEN GARON	2,800	2,800	Nil	0%
DANIEL D GELLER	400	400	Nil	0%
ARIS GEORGESON	40	40	Nil	0%
JANICE GEORGY & PHILIP YANG JTWROS	3	3	Nil	0%
STANLEY GERLA	20	20	Nil	0%
GERLACH & CO	1,759	1,759	Nil	0%
AGGY GINOU	40	40	Nil	0%
MICHEL GIRARD	71	71	Nil	0%
COLETTE GIROUX	352	352	Nil	0%
JEFFREY A GLICKMAN	46	46	Nil	0%
GLOBAL SECURITIES CORPORATION	1,091	1,091	Nil	0%
MOSHE GLUZMAN	3,000	3,000	Nil	0%
GOLD OP HOLDINGS INC	2,000	2,000	Nil	0%
GOLDEN CAPITAL SECURITIES LTD	4	4	Nil	0%
LINDA GOLDENBERG	80	80	Nil	0%
GOLDMAN SACHS & CO	4	4	Nil	0%
DAVID GOTTLIEB	106	106	Nil	0%
CAROL GRACIK	12,428	12,428	Nil	0%
ENTRUST CAMA FBO CAROL GRACIK (401K)	1,069	1,069	Nil	0%
ENTRUST CAMA FBO JOHN E GRACIK (401K)	10,560	10,560	Nil	0%
STEPHEN F GROGIN	800	800	Nil	0%
WILLIAM F GUNDERSEN	5	5	Nil	0%
GUNDYCO	121	121	Nil	0%
H & R BLOCK FINANCIAL ADVISORS	8	8	Nil	0%
MIKE HALIVELAKIS	83	83	Nil	0%
RICHARD THOMAS HALL	15	15	Nil	0%
RENE HAMEL	18	18	Nil	0%
ROSS HAUGEN	8,794	8,794	Nil	0%
HAYWOOD SECURITIES INC.	746	746	Nil	0%
DOMINIC HEDDO	5,364	5,364	Nil	0%
HILL, THOMPSON, MAGID & CO INC	106	106	Nil	0%
ELIZABETH HODSDON	6	6	Nil	0%
HSBC JAMES CAPEL CANADA INC	306	306	Nil	0%
JAN HULAK	40	40	Nil	0%
GIACOMO INDRI	36	36	Nil	0%
INVESTOR COMPANY C/O TD WATERHOUSE CANADA	122	122	Nil	0%
JAMES F NEWELL SR TTEE NEWELL FAMILY MARITAL SUB TRST UA 7 11 90	57	57	Nil	0%
JANNEY MONTGOMERY SCOTT INC	12	12	Nil	0%
ENTRUST CAMA FBO JAN JEAN	9,929	9,929	Nil	0%
MA YUK KING	51,871	51,871	Nil	0%
GLORIA STARR KINS	80	80	Nil	0%
ANASTASIA KORYLLOU & KONSTANTINOS KORYLLOS JTTEN	387	387	Nil	0%
ENTRUST CAMA FBO TRENT KRAFT	1,489	1,489	Nil	0%
TRENT KRAFT	1,118	1,118	Nil	0%

ZAC KRIEGER	800	800	Nil	0%
KAREL KRO	83	83	Nil	0%
SERGE KUBRIK	20	20	Nil	0%
S RAJEST KUMAR	880	880	Nil	0%
DANIEL LABRECQUE	23	23	Nil	0%
PIERRE LABRECQUE	106	106	Nil	0%
MARTIN LACASSE	352	352	Nil	0%
RICHARD MARC LACASSE	2,287	2,287	Nil	0%
DENISE LACHANCE	17	17	Nil	0%
NICK LAFONTAINE	6,012	6,012	Nil	0%
NICHOLAS LAGANO	200	200	Nil	0%
DAIVD LAIFER	400	400	Nil	0%
LALACH MANAGEMENT INC.	428	428	Nil	0%
BERTHE A LAMBERT	704	704	Nil	0%
STEPHANE LAMBERT	1,056	1,056	Nil	0%
ANDREW M LANGREICH	800	800	Nil	0%
DONALD A LANGREICH	38,000	38,000	Nil	0%
DONALD A LANGREICH JR	800	800	Nil	0%
YVES LAROCHE	106	106	Nil	0%
AL LARSON & SUE LARSON JTTEN	4,983	4,983	Nil	0%
LAURENTIAL BANK OF CANADA	64	64	Nil	0%
SAMANTHA LAVIALE	80	80	Nil	0%
RAYNALD LAVOIE	188	188	Nil	0%
ROBERT M LAWAND	3,519	3,519	Nil	0%
LEHMAN BROTHERS INC	3	3	Nil	0%
HARVEY LEIBOWITZ	400	400	Nil	0%
LAURENT LEMOINE	15	15	Nil	0%
HUBERT LEVASSEUR	120	120	Nil	0%
GEORGE LEVY	800	800	Nil	0%
JAMES LINDER	176	176	Nil	0%
E*TRADE CLEARING LLC	11	11	Nil	0%
E*TRADE CLEARING LLC	277	277	Nil	0%
E*TRADE CLEARING LLC	2	2	Nil	0%
PERSHING LLC	405	405	Nil	0%
JAMES LODATO	40	40	Nil	0%
LOM NOMINEES LTD	1,267	1,267	Nil	0%
RICHARD LONGTIN	71	71	Nil	0%
EHAB LOTFI	176	176	Nil	0%
EVE LOWRY	126	126	Nil	0%
GOLDMAN SACHS EXECUTION & CLEARING LP	4	4	Nil	0%
MARC MACALUSO & AIMEE MACALUSO JTTEN	8	8	Nil	0%
MACDOUGALL MACDOUGALL & MACTIER INC	22	22	Nil	0%
GERRY MACINTYRE	1	1	Nil	0%
GILLES MARCOTTE	4	4	Nil	0%
ACHILLES G MARKOS	4	4	Nil	0%
ANTONIO MARTINO	8	8	Nil	0%
MARIE MARZOUMANIAN	82	82	Nil	0%
JOSEPH MATRISS	8,000	8,000	Nil	0%
MAUREL MATTSON	1,234	1,234	Nil	0%
FREDRIC MAYRAND	27	27	Nil	0%

MCA SECURITIES	130	130	Nil	0%
DAVID MCDONALD	71	71	Nil	0%
ODDIBE MCDOWELL	900	900	Nil	0%
CHRISTOPHER J MCGILLIVARY	2,750	2,750	Nil	0%
CHRISTOS MICHALOPOULOS	41	41	Nil	0%
HARRY MICHALOPOULOS	81	81	Nil	0%
KENNETH MILLER	4,000	4,000	Nil	0%
MORGAN STANLEY DW INC	52	52	Nil	0%
MRS SECURITIES SERVICES INC. ITF SYLVIE ROBIN A/C 10324069 (96AB18A)	32	32	Nil	0%
DAVID MULDER	1,759	1,759	Nil	0%
SANTE NARDOZI	118	118	Nil	0%
NATIONAL INVESTOR SERVICES CORP	294	294	Nil	0%
NBCN CLEARING INC	6,229	6,229	Nil	0%
NBCN CLEARING INC FBO BILL MANOLAKOS	575	575	Nil	0%
NBCN CLEARING INC FBO GILLES ROY	176	176	Nil	0%
NBCN INC. ITF MONIQUE LACROIX	11	11	Nil	0%
ANTOINE NEHME	176	176	Nil	0%
MICHAEL NELSON	176	176	Nil	0%
NESBITT BURNS INC	1,269	1,269	Nil	0%
NORTHEAST CONCRETE INC	27,558	27,558	Nil	0%
HENRY OBADIAH	400	400	Nil	0%
MICHAEL W O'GORMAN	400	400	Nil	0%
OPPENHEIMER & CO., INC.	781	781	Nil	0%
MICHAEL PAGANO	40	40	Nil	0%
PETER PANOS & SOPHIA PANOS JTTEN	88	88	Nil	0%
NFS LLC CUST IRA BDA NSPS PATRICIA J NEWELL DBT TRUST JAMES F NEWELL TTEE	36	36	Nil	0%
REYNALD PELLETIER	22	22	Nil	0%
PENSON FINANCIAL SERVICES OF CANADA INC ITF LEO VALKANAS	88	88	Nil	0%
PENSON FINANCIAL SERVICES CANADA INC	643	643	Nil	0%
PENSON FINANCIAL SERVICES OF CANADA INC ITF PLACEMNT MICHEL OUELLET INC. A/C	22	22	Nil	0%
PENSON FINANCIAL SERVICES INC	22	22	Nil	0%
MICHAEL PETERSON	100	100	Nil	0%
MERRILL LYNCH PIERCE FENNER & SMITH INC.	802	802	Nil	0%
ANNE PONNIAH	40	40	Nil	0%
PATRICK POWER	48	48	Nil	0%
JAMES E PRATT	5,400	5,400	Nil	0%
VIENNA PROFETA	10,000	10,000	Nil	0%
ARISTOS PRONOITIS	176	176	Nil	0%
9081 5143 QUEBEC INC	1,765	1,765	Nil	0%
9093 5750 QUEBEC INC	778	778	Nil	0%
RAYMOND JAMES & ASSOCIATES INC	14	14	Nil	0%
RAYMOND JAMES LTD	37	37	Nil	0%
RBC DOMINION SECURITIES INC.	2,740	2,740	Nil	0%
MARIA REDA	106	106	Nil	0%
DALE REMINGTON	80	80	Nil	0%
FRED RENIG	6,000	6,000	Nil	0%
RESEARCH CAPITAL CORP.	8	8	Nil	0%
RESEARCH CAPITAL CORPORATION ERNST &YOUNG TOWER	71	71	Nil	0%
WAYNE & SARAH ENGLISH REVOCABLE LIVING TRUST	2,446	2,446	Nil	0%
REXCO	352	352	Nil	0%
WARREN H RIEDERS	800	800	Nil	0%
CARMEN RIVERA	10	10	Nil	0%

REJEAN ROBERT	106	106	Nil	0%
CLAUDE ROBILLARD	53	53	Nil	0%
JEAN-MARIE ROBILLARD	16	16	Nil	0%
PIERRE ROCHETTE	176	176	Nil	0%
IRWIN C ROLL	200	200	Nil	0%
NFS LLC CUST IRA ROLLOVER FBO JAMES F NEWELL SR	250	250	Nil	0%
NFS LLC CUST IRA ROLOVER FBO PAMELA MARIE NOONAN	4	4	Nil	0%
NFS LLC CUST ROTH IRA FBO LENELLE LON KWONG	2	2	Nil	0%
RUSH & CO.	880	880	Nil	0%
BANQUE PRIVEE EDMOND DE ROTHSCHILD SA	352	352	Nil	0%
BNP PARIBAS (SUISSE)SA	107	107	Nil	0%
FOTINI SAMPALIS	1,759	1,759	Nil	0%
BOB SAMY	13	13	Nil	0%
BEDROS SARKISSIAN	3,518	3,518	Nil	0%
DENNY SARKISSIAN	24	24	Nil	0%
FINTECH SARL	18	18	Nil	0%
JEAN-GUY SAVARD	71	71	Nil	0%
A J SCARLAT	24	24	Nil	0%
MARK SCHINDLER	400	400	Nil	0%
STEVEN T SCHLEIN	400	400	Nil	0%
SCOTIA CAPITAL INC	1,289	1,289	Nil	0%
MICHELE SCOTT	12,622	12,622	Nil	0%
WILBROD SCOTT	2,990	2,990	Nil	0%
SCOTTRADE INC	522	522	Nil	0%
JOHN SEXTON	8,000	8,000	Nil	0%
MARGARET SHAFER	80	80	Nil	0%
PATRICIA SHEREMETA	4	4	Nil	0%
JIM SHOOTER	400	400	Nil	0%
A TOM SKARPELOS	85	85	Nil	0%
AMY SMITH	1,060	1,060	Nil	0%
J CLARK SMITH	800	800	Nil	0%
PASCAL SOUCY	14	14	Nil	0%
SOUTHWARD INVESTMENTS	493	493	Nil	0%
ELIAS SPANIDAKIS	41	41	Nil	0%
DAVID M SPINDEL	200	200	Nil	0%
M REGENT ST-MARSEILLE	4	4	Nil	0%
JATH STEENBERGEN	28,138	28,138	Nil	0%
RAY STEIGER	2,461	2,461	Nil	0%
EDWARD STREIM	400	400	Nil	0%
EUGENE STRICKER	400	400	Nil	0%
AMEICAN ENTERPRISE INVT SVCS	15	15	Nil	0%
ROBERT SYLVOR	1,000	1,000	Nil	0%
CINDY TAYLOR	423	423	Nil	0%
JUDY TAYLOR	71	71	Nil	0%
TANYA TEODORO & JOE TEODORO JTWROS	4	4	Nil	0%
TOMLEN	406	406	Nil	0%
TRASTEW HOLDINGS LTD	176	176	Nil	0%
VELONAS VASILAKOS TSOUKAS	36	36	Nil	0%
GEORGE TZE FA	3,518	3,518	Nil	0%
UBS BANK (CANADA)	176	176	Nil	0%
UNION BANCAIRE PRIVEE	34	34	Nil	0%
UNION SECURITIES LTD	121	121	Nil	0%
UNIVALOR TRUST SA	13	13	Nil	0%
TRIFON SAMPRAS C/F CHRIS SAMPRAS UTMAIL	15	15	Nil	0%
MARC VALOIS	352	352	Nil	0%
ANASTASIOS VELONAS	528	528	Nil	0%
RICCARDO VENTURA	4	4	Nil	0%
WEEKLY FAMILY PROPERTIES LP	4,966	4,966	Nil	0%
IAN MACKENZIE WILLIAMSON	11	11	Nil	0%
WOLVERTON SECURITIES LTD.	40	40	Nil	0%
GUYLAINE YOKELL	4	4	Nil	0%
FABRICE ZAMBITO	56,276	56,276	Nil	0%
ADJUSTMENT FOR ROUNDING UP BY TRANSFER AGENT	3	3	Nil	0%
Total	714,092	714,092

1)           This table assumes that each shareholder will sell all of his/her shares available for sale during the effectiveness of the registration statement that includes this prospectus.  Shareholders are not required to sell their shares.

2)           The percentage is based on 10,575,962 common shares outstanding as of June 19, 2010.

3)	The above received shares as a result of the dividend extended to these stockholders as a result of the Spin-off from Blue Ribbon Pyrocool, Inc.

All of the above selling shareholders:

1.	Have not had a material relationship with us other than as a shareholder at any time within the past two years; or
2.           Has never been one of our officers or director or
3.           Are not broker-dealers or affiliates of a broker-dealer

The following table refers to the founding investors:

Name of Selling Stockholder(1)	Common Shares Owned Prior To this Offering	Total Number of Shares to Be Offered for Selling Shareholder Account(2)	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon completion of this Offering

1) Nathan Lapkin	1,326,158		1,326,158	12.54%
2) Jerry Gruenbaum	1,326,158		1,326,158	12.54%
3) Chris Angle	1,160,678		1,160,678	10.97%
4) Desmond Capital, Inc.	5,223,050		5,223,050	49.39%
5) Goran Komarica	825,826		825,826	7.81%
5) Unaffiliated shareholders (from above)	714,092	714,092	0	0%

Total	10,575,835	714,092	10,575,962	93.25%

(1)           Founding Investors 1 - 3 contributed approximately $12,966 each of in kind services; and Desmond Capital contributed $5,373.00 cash.

(2)           To our knowledge, other than Chris Angle, no selling shareholder had any relationship with an officer and Director.

PLAN OF DISTRIBUTION

No underwriters or brokers are involved or are expected to be involved in the distribution.  The common stock of Classic Rules has been distributed to the Eligible Shareholders as a dividend for no consideration.  A copy of this prospectus will be mailed to each holder of record of Classic Rules' common stock on   ___________, 2010.  Classic Rules will also mail copies of this prospectus to brokers and dealers who are known to trade or make a market in Classic Rule's common stock and to other brokers and dealers who may reasonably be expected in the future to trade or make a market in Classic Rules' common stock.  However, Classic Rules does not anticipate that an active market for its common stock will develop in the near future, and there can be no assurance that a trading market will develop at any time.  See RISK FACTORS – “RISKS ASSOCIATED WITH OWNING CLASSIC RULES STOCK.”

The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.  The selling shareholders may sell the shares from time to time:

A)           In transactions on the Pink Sheets, the Over-the-Counter Bulletin Board or on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which our common stock may be listed or quoted at the time of sale;
B)           In private transactions and transactions otherwise than on these exchanges or systems or in the over-the-counter market;
C)           At a price of $0.01 per share for the duration of the offering or until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices;
D)           In negotiated transactions;
E)           In a combination of such methods of sale; or
F)           Any other method permitted by law.

The selling shareholders may effect such transactions by offering and selling the shares directly to or through securities broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of the shares for whom such broker-dealers may act as agent or to whom the selling shareholders may sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions.

If our common stock becomes traded on the Over-the-Counter Bulletin Board electronic quotation service, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale.  In these circumstances, the sales price to the public may be:

1.           The market price of our common stock prevailing at the time of sale;
2.           A price related to such prevailing market price of our common stock; or
3.           Such other price as the selling shareholders determine from time to time.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders named in this prospectus.

We are bearing all costs relating to the registration of the common stock.  The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling shareholders that they and any securities broker-dealers or others who may be deemed to be statutory underwriters will be governed by the prospectus delivery requirements under the Securities Act.  Under applicable rules and regulations under the Securities Exchange Act, any person engaged in a distribution of any of the shares may not simultaneously engage in market activities with respect to the common stock for the applicable period under Regulation M prior to the commencement of such distribution. In addition and without limiting the foregoing, the selling shareowners will be governed by the applicable provisions of the Securities and Exchange Act, and the rules and regulations thereunder, including without limitation Rules 10b-5 and Regulation M, which provisions may limit the timing of purchases and sales of any of the shares by the selling shareholders. All of the foregoing may affect the marketability of our securities.

On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling shareholders that the anti-manipulation rules under the Securities Exchange Act may apply to sales of shares in the market and to the activities of the selling security owners and any of their affiliates.  We have informed the selling shareholders that they may not:

A)           Engage in any stabilization activity in connection with any of the shares;
B)           Bid for or purchase any of the shares or any rights to acquire the shares;
C)	Attempt to induce any person to purchase any of the shares or rights to acquire the shares other than as permitted under the Securities Exchange Act; or
D)	Effect any sale or distribution of the shares until after the prospectus shall have been appropriately amended or supplemented, if required, to describe the terms of the sale or distribution.

We have informed the selling shareholders that they must effect all sales of shares in broker's transactions, through broker-dealers acting as agents, in transactions directly with market makers, or in privately negotiated transactions where no broker or other third party, other than the purchaser, is involved.  The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.  Any commissions paid or any discounts or concessions allowed to any broker-dealers, and any profits received on the resale of shares, may be deemed to be underwriting discounts and commissions under the Securities Act if the broker-dealers purchase shares as principal.  In the absence of the registration statement to which this prospectus is a part, certain of the selling shareholders would be able to sell their shares only pursuant to the limitations of Rule 144 promulgated under the Securities Act.

Penny Stock Regulations

Our shares are "penny stocks" covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder.  They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the FINRA's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.  The application of the penny stock rules may affect your ability to resell your shares.

The FINRA has adopted rules that require that in recommending an investment to a customer, a broker/dealer must have reasonable grounds for believing that the investment is suitable for that customer.  Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information.  Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers.  The FINRA requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock.  Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock

Again, the foregoing rules apply to broker/dealers.  They do not apply to us in any manner whatsoever.  Since our shares are covered by Section 15(g) of the Exchange Act, which imposes additional sales practice requirements on broker/dealers, many broker/dealers may not want to make a market in our shares or conduct any transactions in our shares.  As such, your ability to dispose of your shares may be adversely affected.

Blue Sky Restrictions on Resale

If a selling security holder wants to sell shares of our common stock under this registration statement in the United States, the selling security holders will also need to comply with state securities laws, also known as "Blue Sky laws," with regard to secondary sales.  All states offer a variety of exemption from registration for secondary sales.  Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor's.  The broker for a selling security holder will be able to advise a selling security holder which states our common stock is exempt from registration with that state for secondary sales.

Any person who purchases shares of our common stock from a selling security holder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.  When the registration statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or it will rely on an exemption there from.

Transfer Agent

We are currently utilizing the services of Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive South, Suite 430, Denver, CO 80209, Telephone: 303-282-4800.  Corporate Stock Transfer serves in the capacity as our transfer agent to have us track and facilitate the transfer of our stock.

Admission to Quotation on the OTC Bulletin Board

We intend to apply to have our common stock be quoted on the OTC Bulletin Board.  If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities.  The OTC Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (2) securities admitted to quotation are offered by one or more Broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing.  If it meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board.  We may not now or ever qualify for quotation on the OTC Bulletin Board.  We currently have no market maker who is willing to list quotations for our securities.

DESCRIPTION OF SECURITIES BEING REGISTERED

The Company, a Delaware corporation, is authorized to issue 100,000,000 shares of Common Stock, $0.001 par value.  The Company has issued 10,575,962 common shares to the shareholders of the Company.  The holders of Common Stock:  (i) have equal rights to dividends from funds legally available therefore, ratably when as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all assets of the Company available for distribution to holders of Common Stock upon liquidation, dissolution, or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions applicable thereto; (iv) are entitled to one non-cumulative vote per share of Common Stock, on all matters which stockholders may vote on at all meetings of Shareholders; and (v) the holders of Common Stock have no conversion, preemptive or other subscription rights.  There is no cumulative voting for the election of directors.  There are currently 10,575,962  shares of Common Stock outstanding held by approximately three hundred fifteen (315) shareholders of record. (See "Principal Shareholders").

There is no provision in our by-laws or other incorporating documents that would delay defer or prevent a change in control of our Company.

The Company is authorized to issue 50,000,000 share of preferred stock, $0.001 par value.  As of the date of the prospectus the Company has issued 1,250,000 preferred shares, which have voting rights equal to five times that of the common stock, to the two former officers of the company.  These securities are not being registered in this offering.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Rule 144 Shares

As of June 10, 2010, no shares currently issued and outstanding could be resold pursuant to Section 144 of the Securities Act.  This is because no shares have been held for 2 years in order to satisfy 144(K) and no sufficient public information is available to satisfy the other 144 rules.

A total of 10,575,962 shares of our common stock will be available for resale to the public after six months from the approval of this prospectus, in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933.

In general, under Rule 144, as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	one percent of the number of shares of the company's common stock then outstanding, which, in our case, will equal approximately 10,000 shares as of the date of this prospectus, or;

2.	the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold 93% of the total shares that may be sold, at least partially, pursuant to Rule 144(k) after six month from the date of this prospectus.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The financial statements included in this prospectus and in the registration statement have been audited by Meyler & Company, LLC, an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Interest of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Our officers/directors can be considered promoters of the Company in consideration of their participation and managing of the business of the company since its incorporation.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles and By-laws provide to the fullest extent permitted by law, our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us.  We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the SEC for the securities offered hereby.  This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement.  For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules.  Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete.  In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference.  Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC.  You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms.  Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION

The following discussion is a summary of the material U.S. federal income tax consequences of the distribution of Classic Rules Judo Championships' shares to the Eligible Shareholders.  However, it is not a complete discussion of all potential tax effects that might be relevant to the distribution.  It also is limited to domestic non-corporate shareholders.  It may not apply to some classes of taxpayers, including corporations, nonresident aliens, insurance companies, tax-exempt organizations, financial institutions, securities dealers, and broker-dealers.  Taxpayers in any of these or similar categories should consult their own tax advisors regarding the tax consequences of the distribution.

The following summary is based on our understanding of laws, regulations, rulings, practice and judicial decisions in effect at the date of the registration statement.  Legislative, regulatory, or interpretive changes, or future court decisions or interpretations may or may not be retroactive and could affect the tax consequences described herein.

PLEASE CONSULT WITH YOUR OWN TAX ADVISOR AS TO THE TAX CONSEQUENCES TO YOU OF THE DISTRIBUTION OF CLASSIC RULES JUDO CHAMPIONSHIP'S SHARES.

Neither Blue Ribbon Pyrocool nor Classic Rules intend to request a ruling from the Internal Revenue Service regarding the federal income tax consequences of the distribution.  Based on the facts of the proposed distribution, the transaction will not qualify as a tax free spin-off under Section 355 of the Internal Revenue Code of 1986.  Accordingly, Blue Ribbon will report the transaction as a taxable distribution.

The following tax consequences to the Eligible Shareholders will be controlled by Section 301 of the Internal Revenue Code of 1986:

Each recipient of Classic Rules stock will be considered to have received a potentially taxable distribution in the amount equal to the fair market value of our stock on   March 31, 2009 (the "Distribution Date"), and such stock will be taxed as a dividend resulting in ordinary income to each recipient in an amount equal to the lesser of the current and accumulated "earnings and profits" of Classic Rules, or the value of our stock distributed. Based upon a preliminary analysis, it is not believed that Classci Rules has, or will have, any such "earnings and profits" as of the Distribution Date.  Accordingly, no portion of the value of our stock distributed will be taxable as dividend income. Assuming this is the case, the value of Classic Rules stock distributed will first be applied against (and will reduce) the adjusted basis of each recipients adjusted basis in the recipient’s Classic Rules common stock, and any remaining amount will be treated as gain from the sale or exchange of property.

The recipient's basis in our stock received will be equal to the fair market value of our stock on the Distribution Date, and the recipient's holding period for our stock will begin on the Distribution Date.

For tax valuation purposes, the fair market value of the shares on the Distribution Date will be based on the "first trade" of the shares after completion of the distribution and public trading begins. The "first trade" is the first occurrence of a trade transaction, or series of closely timed trade transactions, between unrelated parties after the stock becomes available for sale in a public trading market. The length of time from the Distribution Date and the occurrence of the "first trade" cannot be reasonably predicted and is dependent on a public trading market developing. See "RISK FACTORS - RISKS RELATED TO OWNING CLASSIC RULES COMMON STOCK".

Upon completion of the distribution and establishment of a fair market value of the Classic Rules shares distributed, the Eligible Shareholders will receive a copy of the Form 1099 filed with the Internal Revenue Service by Blue Ribbon, along with appropriate documentation and forms to be used to assist the shareholders in preparing their income tax return.

The foregoing statements represent the opinion of Classic Rule's management.  The Internal Revenue Service is not bound by and may not agree with this opinion regarding the value of the Classic Rule's shares or the other matters discussed above.  If the Internal Revenue Service were to successfully assert that a substantially higher value should be placed on the Classic Rule shares distributed, the tax impact could increase significantly.

THE SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS FOR GENERAL INFORMATION ONLY.  ALL RECIPIENTS OF THE DISTRIBUTION SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE DISTRIBUTION TO THEM, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL, AND FOREIGN TAX LAWS.

THE BUSINESS

History

Classic Rules was incorporated as Blue Ribbon International, Inc. on the 16th day of November 2005 as a wholly owned subsidiary of Puritan Financial Group, Inc.  On December 23rd, 2005 a special meeting of the Shareholders of Puritan Financial Group, Inc. was held.  A quorum representing 51.04% of the issued common shares were present and the Broad of Directors stated that a special meeting of the Board of Directors held earlier that day approved the spinout of Blue Ribbon Pyrocool, Inc.

December 26, 2005 was also set as the record date for voting at the meeting and to establish those Blue Ribbon shareholders who are eligible to participate in the distribution.  The special meeting of shareholders was held as scheduled and the distribution was approved by unanimous vote of Blue Ribbon shares represented at the meeting which consisted of approximately 51.04% of the then outstanding stock of Blue Ribbon.

On July 15, 2008 the Board of Directors of Blue Ribbon executed a Corporate Resolution changing the name of Blue Ribbon to Classic Rules.

On July 15, 2008 the Board of Directors of Classic Rules declared a 10 to 1 reverse split reducing the total number of outstanding shares from 10,449,250 to 1,044,925; but with the effect of rounding up by the transfer agent another 127 shares were added and the total became 1,045,052..

Also on July 15, 2008, the ad hoc committee notified all Classic Rules shareholders of a special meeting of shareholders to be held on July 15, 2008 for the purpose of approving the distribution of Classic Rules stock to the Eligible Shareholders and to resolve the issuance of 8,705,084 shares to be distributed to the founding investors of Classic Rules.

A stock dividend payable in shares of Classic Rules common stock to Eligible Shareholders of Puritan Financial has been authorized by Classic Rules and approved by its shareholders.  In July 2008, upon approval of its shareholders, Classic Rules transferred 1,045,052 shares of Classic Rules common stock, representing all of the issued and outstanding stock of Classic Rules, into an escrow for the benefit of the Eligible Shareholders.  The distribution of the 1,045,052 shares to the Eligible Shareholders is pending the effectiveness of the registration statement filed with the Securities Exchange Commission covering the shares to be distributed.  The escrow effectively provides for legal ownership of the shares to vest with the Eligible Shareholders but prohibits the sale, exchange, transfer, or otherwise the creation of a market, until the shares have been properly registered with the Securities and Exchange Commission.

At the time of the special meeting, Classic Rules shares to be distributed had not been registered with the Securities and Exchange Commission.  To insure that no market would develop for Classic Rules shares until such time as a registration had been completed, an escrow was established and Blue Ribbon transferred its holdings of Classic Rules shares into the escrow for the benefit of the Eligible Shareholders.

The escrow is administered by J. Gruenbaum, Esquire.  Upon the effectiveness of a registration statement filed with the Securities and Exchange Commission to register the shares to be distributed to the Eligible Shareholders, the trustee will be instructed to distribute 1,045,052 shares of the Company's common stock to the beneficiaries of the trust and the 1,045,052 shares currently held in the trust will be canceled.

Eligible Shareholders will receive one share of Classic Rules common stock for each share of Puritan Financial common stock they held as of December 26, 2005.  Although the shares originated from Puritan Financial Group, due to the spin-off of Blue Ribbon Pyrocool, which since changed its name to Classic Rules Judo, eligible shareholders will receive their Classic Rules certificate upon the effectiveness of this registration statement.  The certificates representing the dividend shares will be mailed to the Eligible Shareholders on or about _________, 2010, which is the effective date of this Prospectus or as soon thereafter as reasonably practical.  The Eligible Shareholders will not be required to make any payment or take any other action in connection with the dividend shares.  Upon completion of the distribution, there will be approximately 315 shareholders of Classic Rules based upon the estimated number of Eligible Shareholders as shown on the stock records of Blue Ribbon as of December 26, 2005.

Classic Rules World Judo Championships, Inc., a wholly owned subsidiary of the Company was incorporated pursuant to the laws of the State of Connecticut on August 13, 2008.  The subsidiary was incorporated to act as the accounting and administrative arm of the first type of the tournaments, which will be named “World Open Classic Rules Judo Championships.”

It is expected that Classic Rules will expend approximately $4,000, including amounts expended as of the date of this prospectus, for legal and accounting fees, printing, organization costs and other costs involved in the registration and distribution of the dividend shares to the Eligible Shareholders.

Our Business

We are a development stage company.  The Company is a provider of judo tournaments.  Our clients will pay a fee and post their entry.  The Company will list the participants and provide the tournament facilities to perform the Classic Rules Judo Championships.

Our business plan is to produce first the World Open Classic Rules Judo Championships.  Subsequent to this tournament becoming fully operational and generating a profit, we intend to start other "Classic Rules" tournaments such as the U.S. Classic Rules Open Judo Championships and the Pan Am Classic Rules Open Judo Championships, and the European Classic Rules Open Judo Championships.

Our intention to build our business has two components: 1) marketing and expanding our existing products, and, 2) developing new products.

Background Information of the Business Plan

The evolution of the extent to establish The Classic Rules Judo Championships is the following:

Preliminary Background Information

The idea that there exists an opportunity to develop new tournaments in the sport of judo comes in part from the observation of the progress of the Mixed Martial Arts Industry.  It occurred to the originator of the idea, our director and CEO, Chris Angle, that there exists a niche in the sport of judo world whereby a new type of tournament could be developed.

As such, Mr. Angle approached the directors of Blue Ribbon Pyrocool to seek their support and ask for their participation.

Blue Ribbon's management thought that the business concept of Classic Rules had merit and also thought it a noble idea, and consequently, the management of Blue Ribbon deemed that Blue Ribbon would participate.

The Board of Directors of Blue Ribbon Pyrocool, Inc. having resolved that, there exists a market for a new type of international judo tournament; accordingly, the Board of Directors of Blue Ribbon resolved on July 15, 2008 to change its name to Classic Rules Judo Championships, Inc.

Thus, it was resolved by the Board of Directors and, subsequently, by a special meeting of the stockholders of Blue Ribbon to do a reverse 10 to 1 split reducing the number of outstanding shares to 1,044,925.  The board then issued 8,705,084 shares of Blue Ribbon to the investors of Classic Rules Judo Championships making the total outstanding 10,575,962 shares.

Upon further consideration of formulating the plan to develop the tournament to be called “Classic Rules World Judo Championships,” the realization that in order to facilitate the presentation of the concept of the tournament while inviting investors to participate and affording the company the greatest financial latitude during its initial stages would be to make Classic Rules a public company.

Part 1 - An Introduction to Judo and the Judo Contest

Judo which is a sport that originated in Japan a little over 100 years ago has some similarities to wrestling and a convenient description would be to state that judo is similar to wrestling with clothes on.  From the web site of the International Judo Federation, judo is described in the following manner:

“Judo is a tremendous and dynamic combat sport that demands both physical prowess and great mental discipline.  From a standing position, it involves techniques that allow you to lift and throw your opponents onto their backs.  On the ground, it includes techniques that allow you to pin your opponents down to the ground, control them, and apply various choke holds or joint locks until submission.

Judo originated in Japan as a derivative of the various martial arts developed and used by the samurai and feudal warrior class over hundreds of years.  Although many of the techniques of judo originated from arts that were designed to hurt, maim, or kill opponents in actual field battle, the techniques of judo were modified so that judo students can practice and apply these techniques safely and without hurting opponents. Unlike karate, judo does not involve kicking, punching, or striking techniques of any kind.  Unlike aikido, judo does not involve the application of pressure against the joints to throw an opponent.  Unlike kendo, judo involves no equipment or weapons of any sort. Instead, judo simply involves two individuals who, by gripping the judo uniform or judogi, use the forces of balance, power, and movement to attempt to subdue each other.  Thus, it is simple and basic. In its simplicity, however, lies its complexity, and mastery of even the most basic of judo techniques that often take considerable time, effort, and energy, involving rigorous physical and mental training.”

Part 2 - Judo as a Competitive Sport

Judo is an Olympic sport and its first appearance in the Olympics was in 1964.  Further more, there is a world judo championships sanctioned by the International Judo Federation (“IJF,” http://www.intjudo.eu) which dates back to the late 1950's.

In a judo contest the contestant's objective is to out score his opponent and there are several ways by which a contestant can accomplish this.  The primary way to out-score the opponent is to score a full point which is known as an "ippon" and when attained, the match ends. (The word "ippon" is derived from the Japanese language and means "one point.")

There are several methods by which a contestant can achieve this full point which is awarded by a referee.  The first method is to throw the opponent on his back or side with appreciable force; the second method is to hold an opponent on his back for 25 seconds; the third method is to force the opponent into submission by applying a strangulation hold using the clothing of the contestant or by the use of one's own bare hands and wrists or in conjunction with the use of the opponent's - or one's own - judo gi (uniform).

The fourth method is to apply an arm lock to the elbow which will cause the opponent to submit to the pressure being applied to the elbow acknowledging his defeat.  The submitting or defeated opponent will make the acknowledgement by nimbly tapping twice on the ground or the opponent.  The referee, upon seeing this signal, will announce the end of the match.

The fifth method in judo to win a match is to accumulate more points (or less penalties) than the opponent.  If there is no one particular technique that a contestant employs to win by a full point as indicated above, a contestant may score a half point called a "waza-ari" in the Japanese language and it literally means "to have a technique".  The referee awards a half point when the technique which will be either a throw (method no. 1 noted above) or to hold the opponent down on the mat for 20 seconds (method 2).

Further, pursuant to out scoring the opponent, the referee may also award the score of "yuko" which means "effect" in the Japanese language.  Although this is a positive award and it can win a match, it does not have a numerical aspect to it.  Therefrom, a participant can accumulate any number of yuko scores but they will not add up to a waza-ari (half point).  Thus, if one opponent accumulates more yukos than the other, the contest will cease at the end of regulation time (which varies from tournament to tournament).  The referee awards a yuko when there is significant force and speed of the ippon throw yet it lacks the effective execution of the waza-ari or the ippon.

The last positive scoring award is the "koka."  It also means "effective" in the Japanese language, but in the scoring system of judo contests, it indicates the smallest exhibition of technique against an opponent.  A referee will usually award this when an athlete upsets the opponent as exhibited by the opponent falling to the mat and being turned over on his back partially.

If there are no points scored of any kind in a match, there are two methods by which a match can be resolved depending on the contest rules decided in advance.  The first method is that there will be two side judges who along with the referee, pick the winner deciding which of the opponents tried the hardest and which one exhibited the best attempts of the techniques.  The second method is that the match continues for an appointed time period until one or the other of the contestants is awarded a score or receives a penalty at which time the match ends.  If the match still does not produce a score, the referees revert to the first method and elect a winner.

In addition to the scoring awards noted above there are also penalties that can accrue to a player for various infractions most of which are for delay of the match and for the employment of stalling tactics against an aggressive opponent.  The second most frequent penalty is for stepping out of bounds.  These penalties can accumulate to the extent that a player can forfeit a match altogether.  The accumulation has a parallel coincidence to the positive scoring.  To summarize this, the first penalty is a "shido" (literally meaning "guidance") which is equivalent to the positive award of the koka.  If another penalty is administered, it accumulates to "chui" (literally, in Japanese, "caution") which is equivalent to the yuko.  Hence, if one player has received a chui and the other has received a yuko, the match is tied.

At the next level, the penalty accumulates to "keikoku" which literally means "warning" and is the same as the half point award of the waza-ari.  If there is an additional fourth penalty, then the contestant receives a "hansolk-make" which literally means "defeat by penalty" which is self-explanatory.

Part 3 - History of Relevant Information to Registration Statement

Up until the mid-1970's, the judo contest rule system was comprised only of the waza-ari (the half point) and the ippon (the full point) accompanied by very few penalties which were administered very sparingly.

From the mid-1970's until the present the IJF gradually added the above scoring and penalty system.  In addition the scoring changes, the IJF instituted another aspect which addresses the frequent transition of athletes when they do not attain the full point (ippon) score attempting to finish the match by going from the partial throw into grappling combat endeavoring to hold the opponent, whom he toppled to the mat, on his back for the necessary time to attain the ippon score which will end the match.  Under a relatively recent IJF rule, there must be constant grappling activity that proceeds rapidly to the hold down and a score, or the referee will stop the grappling and the contestants will resume from the standing position.

Previous to the mid-1970's, before the advent of most the rule and scoring changes, many of the contest matches exhibited the spectacular techniques that produced the ippon and waza-ari that made judo a famous sport, practiced throughout the world, and to be included in the Olympics.  However, since the advent of the rules, the character of the contest scoring throws have retreated away from the ippon throws to the athletes attempting lesser effective levels of the judo techniques which have resulted in awards frequently at the level of the koka and the yuko score.

With such depreciation of the level of the throw, the phrase "koka judo" has surfaced and is immediately understood in the judo world to mean this change of the content by the athletes toward the utilization of their competitive techniques directly to obtain the lesser scores of yuko and particularly the koka which enables them to win the match.

However, pre-1970 tournament judo, although it beheld many spectacular throws, it had some flaws.  Predominately, matches were frequently slow without action.  Contestants, often times, would use stalling and excessive defensive techniques against a superior opponent to avoid being thrown hoping that they could gain an advantage somewhere in the match and receive at the end of the match the judges and referee's award for the decision producing at times unexciting, dull matches.

After the mid-1970's, three results evolved.  First is that judo contests, due to the inactivity (stalling) penalties, did acquire greater activity and lost some of its tendency to bore the viewer or audience during interims of inactivity producing a positive aspect to tournament judo.  However, secondly, the participating athletes began to attempt many more throws of a level of technique that would produce lesser awards of koka and yuko, and hence the term "koka judo" came into usage inducing the disappearance and frequency of the throws that produce the full point award.  Thirdly, the activity for the grappling ("newaza" in judo terminology) almost ceased altogether.  Although newaza (literally "lying down technique") is in itself not particularly spectacular due to its slow, methodical employment of grappling techniques, it is for the judo aficionado of great interest replete with its chokes and arm joint locks.  In fact, this aspect of judo although almost completely devoid in modern judo contests is alive and well in the new arrival of Brazilian ju-jutsu (a.k.a. jiu-jitsu - an inadvertent corruption of the original word, ju-jutsu) which does employ joint locks and strangulation chokes often to spectacular effect.

Part 4 - More Changes Producing Complete Transmogrification

In recent years, the IJF has induced a further change that has produced a complete change in the character of contest judo.  It has lessened the criteria of the technical level of the throw thus essentially downgrading the level of competence needed to effect the award of an ippon or a waza-ari.  Presently, what used to be awarded a koka is now a waza-ari and what was needed to attain a yuko score is now awarded ippon totally changing the integrity of the judo throw.  The IJF reasoning behind the new award appellations is to make judo more appealing to audiences by increasing the action of the sport and effect the conclusions of the matches quickly.

Part 5 - Unintended Consequences

In introducing the new rule changes, there have been some unintended consequences.  These unintended consequences of the many rule changes have produced a different sport from the original previous to the mid 1970's, and it has divided the world of the adherents to the sport of judo into two camps.  The major and controlling camp is the IJF controlled by the European judo community and the older generation of judo practitioners (let us call this group "judoka", literally in the Japanese language, "judo cognoscente").

The European group has changed the rules for two reasons: one is, as mentioned above, to quicken the action of judo and bring the matches to a faster conclusion.  Secondly, the IJF intended to quantify, more clearly, to various degrees of action within the judo contest to assist in eliminating the vagaries of two judges and a referee calling the winner at the end of a match from the memory of the content of the matches which historically have produced a significant amount of inequitable decisions.  The categories of yuko and koka have significantly assisted to rectify these wrong decisions.

The third reason is one that is perhaps a cynical prejudice among some judoka purists who feel that the Europeans have changed the rules to enhance the potential of the European player of attaining medal awards as finalists in the major contests such as the Olympics and the World Judo Championships as sponsored and sanctioned by the IJF.  It is felt that the Europeans, as a whole - but not entirely - are behind the Japanese and Koreans in the ability to employ the techniques of the full point judo.  As such, if proficiency is attained by being able to score with the utilization of lesser techniques, then they also will be able to participate at the awards dais more frequently and to a greater degree.

The judoka further feel that the rule changes have downgraded the beauty of the sport of judo.

Part 6 - Business Summary

The officer of Classic Rules, Chris Angle, believes that the tendency of the IJF toward constant rule changes that deprecate the aesthetics of judo is contrary to a large portion of the judo world, and thus, seeks to create a new market for those judoka that are oriented toward the full point style of judo.  To this end, Mr. Angle will create the Classic Rules Judo Championships.  However, as pointed out above, there are several recent rules that have merit.

It will employ three aspects which appear to have had positive results for judo on the whole: to continue the use of yuko; to continue the use of the stalling penalty; to continue the use of a penalty for the lackadaisical stepping out of bounds when not under attack by the opponent.

Other rules changes will be the reversion to the historical allowance for more time for athletes to enter into newaza.

To enter the championships the contestant must first fill out an entry form and pay an entry fee to secure his spot in the tournament.  The tournament will have the following characteristics:  It will be held each year in November; it will be an open contest allowing any entrant to participate.  Its cost of entry will be $150.00.

It will not use the koka score;
Will return to the ippon score of yore whereby the full point will be required to have dramatic force;
No score for take down techniques employed to take an opponent into grappling mode (a.k.a. newaza);
No quick stoppage of the transition to newaza;
To allow newaza to continue until a deadlock whereby it is clear to the referee that the opponents in newaza are no longer able to make any advancement;
To allow sufficient time for the opponents to vie for their starting grip.

Mr. Angle believes that there is a significant market for this type of championship contest.  In addition, if enough revenue is accumulated then prize money of $1,000 for first place will add to the attractiveness of the tournament.  Also, as newaza will have a greater opportunity, practitioners of ju-jutsu may seek to enter.

Part 7 - The Judo Background of Christopher Angle

Mr. Angle, since a child, has always had an interest in judo, but an opportunity to begin practicing judo did not present itself until 1969 during his studies at the University of Michigan where he began his judo training.  After his graduation Mr. Angle continued his judo studies at a judo club in Stamford, Connecticut under the tutelage of Mr. K. Shiina.  In 1974, Mr. Angle repaired to Tokyo, Japan to enhance his skills.  In Japan at the Kodokan Judo Institute he trained vigorously, and to further the cultural experience he enrolled in the Japan Missionary Language Institute to study the Japanese language.  After constant practice and study he returned from Japan in 1978 to enter competition whereby he traveled to various tournaments throughout the 80's.  He is now the head coach of Stamford Judo (www.stamfordjudo.us) located in Stamford, Connecticut.  Mr. Angle continues to travel to the major tournaments often coaching his students.  In addition Mr. Angle has written four books on matters of philosophy.  His books are available at Amazon or can be viewed at www.philosophypublishing.com.

Part 8 - Market Development of Classic Rules Judo Championships

Mr. Angle believes that the most effective way to market the tournament will be through the construction of a web site which will have all the details of the tournament.  Further, Mr. Angle has scores of judo contacts throughout the world.  He will notify them all of the pending tournament, its website address, and implore these contacts to bring participants to the new contest.

The new Classic Rules Judo Championships will be significantly different from the present World Judo Championships as sponsored by the IJF in many aspects not just in the rules that govern participation.  In the present IJF World Championships, each country sends a delegation of judo athletes to the tournament.

The Classic Rules tournament, on the other hand, will be an open tournament inviting any and all.  Mr. Angle believes it will quickly become the world's largest tournament.  The present IJF Worlds is only for delegations of young men and women that win their country's championship tournaments.  The Classic Rules Open will also contain a veteran's division whereby in addition to the open age category in which the young athletes will participate, there will be age divisions for the veterans over the age of 35 who would like to participate.  Veteran tournaments (usually called "Masters") have become very popular and the World Masters Championship is the largest tournament in the world in terms of the sheer number of participants.  The Classic Rules will seek to capture some of the success and interest by the veterans to participate in tournaments with contestants of their own approximate age and weight.  Categories will be constructed each five years starting at age 40 (hence, 40 - 44 as an example) and going up to the 75 and over category.  The weight classes will be the same as those of the IJF.  This division of the Classic Rules Judo Championships will be called the Classic Rules Masters Judo Championships and will be run concurrently to the Classic Rules Judo Championships which will have the young athlete participants.

Marketing Existing Products

We will market the Classic Rules Open Judo Championships through establishing a website and by communicating with as many coaches of judo as we are familiar throughout the world.

Expanding and Developing New Products

We intend to start other "Classic Rules" tournaments such as the U.S. Classic Rules Open Judo Championships and the Pan Am Classic Rules Open Judo Championships, the European Classic Rules Open Judo Championships.

Our Competition

See the Risk Factors section of this prospectus for a discussion on the competition we currently face or may face in the future.

Proprietary Rights

See the Risk Factors section of this prospectus for a discussion on the intellectual property issues we face in our business.

Our Research and Development

We are not currently conducting any research and development activities.  For all lines of websites we will offer, we intend to rely on concepts and other intellectual property developed by Chris Angle our sole officer and director.  Mr. Angle is under no contractual obligation to the Company to continue to develop new lines of websites nor is he under any contractual obligation to assign his rights in any new lines of websites to the Company.  We do not intend to use any other person other than Mr. Angle as a source for new lines of websites or designs.  We intend to rely on third party service providers to continue the development of concepts developed by Mr. Angle and assigned to Classic Rules Judo Championships, Inc.

Government Regulation

See the Risk Factors section of this prospectus for a discussion relevant government regulation and the legal uncertainties related to our business activities.

Employees

As of December 31, 2009, we have no employees other than our sole officer and director.  We anticipate that we will not hire any employees in the next twelve months, unless we generate significant revenues.  We believe our future success depends in large part upon the continued service of our sole officer and director, Chris Angle.

Facilities

Our executive, administrative and operating offices are located at 100 Research Drive, Suite 16, Stamford, CT 06906.  This is also the office of our sole officer and director, Chris Angle. Mr. Angle makes this space available to the company free of charge.  There is no written agreement documenting this arrangement.

We have no policies with respect to investments in real estate or interests in real estate, real estate mortgages, or securities of or interests in persons primarily engaged in real estate activities.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance.  Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events.  You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus.  These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

All forward-looking statements speak only as of the date on which they are made.  We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

We are a development stage company and have not started operations or generated or realized any revenues from our business operations.

Our auditors have issued a going concern opinion.  This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next 12 months.  Our auditor's opinion is based on our suffering initial losses, having no operations, and having a working capital deficiency.  The opinion results from the fact that we have not generated any revenues and no revenues are anticipated until we complete the development of our website, network infrastructure, and transaction processing systems; complete our initial development; secure third parties to conduct a number of traditional retail operations, we believe the technical aspects of our website, network infrastructure, and transaction processing systems will be sufficiently developed to use for our operations.  Accordingly, we must raise cash from sources other than operations.  Our only other source for cash at this time is investments by others in our company.  We must raise cash to implement our project and begin our operations.

We have only one officer and director.  He is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002.  When these controls are implemented, he will be responsible for the administration of the controls.  Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the Securities and Exchange Commission which ultimately could cause you to lose your investment.

Revenues

We generated no revenues for the period from November 16, 2005 (inception) through December 31, 2009, and.we currently have minimal operations.

As of March 31, 2010, December 31, 2009 and December 31, 2008, we had cash of $449, $1,337 and  $1,698, respectively.  The bulk of our expenses include organizational fees and general and administrative expenses for the issuance of stock to management in lieu of salaries and to pay for accounting and legal fees.  We are filing this Registration Statement to become a fully reporting Company so that we can apply through a broker dealer for a OTC-Bulletin Board listing.  Management believes that listing on the OTC-Bulletin will better position the Company to find the financing it needs to move its business plan forward.  We expect to be operational within twelve months of obtaining the financing we need.  We do not anticipate generating any profit for at least 12-18 months.

Liquidity and Capital Resources

Our balance sheet as of March 31, 2010 and December 31, 2009 reflects cash of $449 and $1,337 and liabilities of $1,749 and $7,414, respectively.  Cash from inception to date have been sufficient to provide the operating capital necessary to operate to date.

On July 15, 2008 we issued a total of 8,705,084 par value $0.001 common shares of stock to the Company's founders and investors.  All securities were issued in reliance upon an exemption from registration under Section 4(2) of the Securities Act as a transaction not involving a public offering.

Classic Rules was a wholly-owned subsidiary of Puritan Financial Group.  The shares of Classic Rules were issued to each of Puritan Financial shareholders as a spin-off dividend on a proportional basis.  The record shareholders of Puritan Financial received one (1) unregistered common share, par value $0.001, of Classic Rules common stock for every share of Puritan Financial common stock owned.  The Classic Rules stock dividend was based on 10,449,250shares of Puritan Financial common stock that were issued and outstanding as of the record date.  On July 15, 2008 the company reverse split the outstanding shares on a 10 for 1 basis, which decreased the outstanding shares from 10,449,250 to 1,044,925.  The Company then issued 1,160,678 to each of the original founders for their services to the company.

Also, on July 15, 2008, we conducted a private placement without any general solicitation or advertisement.  The Company issued 5,223,050 shares of its $0.001 par value common stock for cash of $5,373 pursuant to a Regulation D, Rule 506 of the Securities Exchange Act of 1934 offering.  All securities were issued in reliance upon an exemption from registration under Section 4(2) of the Securities Act as a transaction not involving a public offering.

There has been no other issuance of shares since our inception on November 16, 2005.  As of December 31, 2009, we have a total of approximately three hundred fifteen (315) shareholders.

Notwithstanding, we anticipate generating losses and therefore we may be unable to continue operations in the future.  We anticipate we will require additional capital to forward our business plan, and we would have to issue debt or equity or enter into a strategic arrangement with a third party.  We intend to try and raise capital through a private offering after this registration statement is declared effective and our shares are quoted on the Over the Counter Bulletin Board.  There can be no assurance that additional capital will be available to us.  We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.

Our sole officer/director and major shareholders have agreed to contribute funds to the operations of the Company, in order to keep it fully reporting for the next twelve (12) months, without seeking reimbursement for funds donated.  No agreement exists that our sole officer/director will continue to donate funds to the operations of the Company for the next twelve months; therefore, there is no guarantee that he will continue to do so in the future.

Plan of Operation

Upon completion of our public offering, our specific goal is to profitably develop our website and identify a facility to hold the initial tournament.  We intend to accomplish the foregoing through the following milestones:

Complete our public offering.

After completing the offering, we will immediately begin development of our website and begin negotiations with service providers to develop our network infrastructure and transaction processing systems.  The negotiation of service providers and the development and maintenance of the website, network infrastructure and transaction processing systems will be ongoing during the life of our operations.  Developing a workable version of our website will take approximately three months, and developing workable versions of our network infrastructure and transaction processing systems will take approximately six months.

Approximately 90 days after we complete our public offering, we intend to promote our website primarily through viral marketing, such as blogs, postings on online communities such as Yahoo!(R) Groups and judo related websites such as judoinfo.com, judoforum.com and other methods of getting Internet users to refer others to our website by e-mail or word of mouth.  We also intend to use search engine optimization, the marketing of our website via search engines by purchasing sponsored placement in search result, and to enter into affiliate marketing relationships with website providers to increase our access to Internet consumers.  We believe that it will cost a minimum of $1,000 for our marketing campaign.  Marketing is an on-going matter that will continue during the life of our operations.

Until our website is fully operational, our network infrastructure and transaction processing systems are in place, and the tournament site facility is identified, we will not be able to sell our services.  If we are unable to negotiate suitable terms with service providers to develop our product to conduct a number of traditional retail operations, and to attract customers to our website, we may have to suspend or cease operations.

If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations.  If we cease operations, we do not know what we will do and we do not have any plans to do anything else.  Further, if we cannot find a suitable tournament facility this will also cause us to cease operations.

Off-Balance Sheet Arrangements

We do not currently have, nor have we ever had, any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. In addition, we do not engage in trading activities involving non-exchange traded contracts.

Recent Accounting Pronouncements

In June 2009, the FASB issued FASB ASC 105, Generally Accepted Accounting Principles, that establishes the FASB Accounting Standards Codification as the sole source of Generally Accepted Accounting Principles, or GAAP.  Pursuant to the provisions of FASB ASC 105, we have updated references to GAAP in our financial statements issued for the period ending December 31, 2009 and thereafter. The adoption of FASB ASC 105 had no impact on our financial position or results of operations.

In May 2009, the FASB issued a new accounting standard related to events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  This standard is effective for interim and annual periods ending after June 15, 2009, and establishes general principles of accounting for, and disclosure of, events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  In particular, this standard establishes (i) the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure, (ii) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date and (iii) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. The adoption of this standard did not have a material effect on our financial condition or results of operations.

In February 2010, the FASB issued (“ASU 2010-09”) to address potential practice issues associated with FASB ASC Topic 855, Subsequent Events (Statement 165). The amendments in the update would no longer require entities that file or furnish financial statements with the SEC to disclose the date through which subsequent events have been evaluated in originally issued and reissued financial statements. Other entities would continue to be required to disclose the date through which subsequent events have been evaluated; however, disclosures about the date through which subsequent events have been evaluated in reissued financial statements would be required only in financial statements revised because of an error correction or retrospective application of U.S. GAAP. The ASU is effective immediately except for the use of the issued date for conduit bond obligors. That amendment is effective for interim or annual periods ending after June 15, 2010. The adoption of ASU 2010-09 did not have a material impact on the Company’s financial condition, results of operations or liquidity.

Limited Operating History

There is no historical financial information about us upon which to base an evaluation of our performance.  We are a development stage company with limited operations and have not generated any revenues.  We cannot guarantee we will be successful in our business operations.  Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.  The Company's property is not the subject of any pending legal proceedings.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of June 10, 2010 the number of shares of Common Stock beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group.  Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission.  Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security.  The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days.  Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest.  Except as noted below, each person has sole voting and investment power.

We do not have any outstanding options or warrants exercisable for or convertible into shares of our common stock.

Name and Address of Beneficial Owner(1)(2)	Number of Shares Before & After the Offering/ Percent of Class

Desmond Capital(3) 7065 W. Ann Road #130-448 Las Vegas, NV 89130	5,223,050 49.39%
Nathan Lapkin (4) 980 Post Rd. East Westport, CT 06880	1,326,158 12.54%
Chris Angle 100 Research Dr. #16 Stamford, CT 06906	1,160,678 10.97%
Jerry Gruenbaum (4) 980 Post Rd. East Westport, CT 06880	1,326,158 12.54%
Goran Komarica 44 Fairview Avenue Glenrock, NJ 07452	825,826 7.81%
TOTAL	9,036,044 93.25%

(1)           All directors, named executive officers, and persons owning 5% or more of Classic Rules Judo Championships’ stock have sole voting and investment power with respect to the shares listed.

(2)           No director, named executive officer, or persons owning 5% our more of Classic Rules Judo Championships' stock has any rights to acquire any shares from options, warrants, rights, conversion privileges or similar obligations.

(3)           20% of the shares of Desmond Capital, Inc. are held by Chris Angle.  The remaining shares are held by H. Nishiyama, N. Negishi, and C. Yamamoto.

(4)           Mssrs. Gruenbaum and Lapkin also hold 625,000 shares each of the Company’s preferred stock.

There are no arrangements currently in place which may result in a change of control of Classic Rules Judo Championships.

We believe that all persons named above have full voting and investment power with respect to the shares indicated, unless otherwise noted in the table.  Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security.  A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

MANAGEMENT

Officers and Directors

The name, address, age, and positions of our present sole officer and director is set forth below:

Name and Address	Age	Position(s)
Chris Angle	60	President, Chief Executive Officer,
100 Research Dr. #16		Chief Financial Officer,
Stamford, CT 06906		Secretary and sole Director

Our sole director will serve until his successor is elected and qualified, or until the earlier of his death, resignation or removal from office. Our sole officer was elected by the board of directors for a one year term, and will serve until his successor is duly elected and qualified, or until the earlier of his death, resignation or removal from office. The board of directors has no nominating, auditing, or compensation committees.

Background of Our Sole Officer and Director

Chris Angle--President, Chief Executive Officer, Chief Financial Officer Secretary, and sole director.

Mr. Chris Angle was appointed to his position in May 2008. His educational background includes attending from 1967 to 1971 the University of Michigan where he obtained a B.A. in Biological Anthropology, and from 1975 to 1977, he was a student in Tokyo, Japan, at the Japan Missionary Language Institute.

Mr. Angle does not devote all of his time to our operations.  He is involved in other activities.  Mr. Angle currently devotes approximately 10-15 hours per week to company matters.  We have not formulated a plan to resolve any possible conflict of interest with his other business activities.  Mr. Angle intends to limit his role in his other activities and devote more of his time to the Company after we attain a sufficient level of revenues to support him full time.

Involvement in Certain Legal Proceedings

Our director, executive officer and control person have not been involved in any of the following events during the past five years and which is material to an evaluation of the ability or the integrity of our director or executive officer:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3.
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

4.
being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Conflicts of Interest

Mr. Angle devotes approximately 10 hours per week to Classic Rules Judo Championships.  The only conflict that exists is Mr. Angle's devotion of time to other projects.  Mr. Angle's current work interests, noted above, are not competitors of the Company since the purpose of these other businesses is not to offer judo contests services to the judo practitioner community.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us from inception on November 16, 2005 through September 30, 2008, to our sole officer and director. The information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

Summary Compensation Table

					Long Term Compensation
					Awards		Payouts
		Annual Compensation			Restricted	Securities
				Other Annual	Stock	Underlying	LTIP	Other Annual
Name and	Years	Salary	Bonus	Compensation	Awards	Options/	Payouts	Compensation
Principle Position		($)	($)		($)	SARs (#)	($)	($)

Chris Angle,	2009	0	0	0	0	0	0	0
President, Secretary,	2008	0	0	0	0	0	0	0
Treasurer, and Director	2007	0	0	0	0	0	0	0

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officer.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our sole officer and director other than as described herein.

Employment Agreements

We have not entered into an employment agreement with our sole officer and director. We do not contemplate entering into any employment agreements until such time as we begin profitable operations.

Stock Option Grants

We did not grant any stock options to the executive officer or director from inception through June 10, 2010.

Family Relationships

Not applicable.

Significant Employees

We have no significant employees other than our Officer/Director.  We conduct our business through arms-length third parties and independent contractors Compensation of Directors

Our sole director does not receive any compensation for serving as a member of the board of directors.

Audit Committee

We do not have an audit committee established at this time.

Audit Committee Financial Expert

We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive.  Further, because we have no operations, at the present time, we believe the services of a financial expert are not warranted.

Compensation Committee

We do not have a compensation committee established at this time.

  Auditors

Our principal independent accountant is Meyler & Company, LLC.

Code of Ethics: We have established a Code of Ethics applicable to our principal executive, financial and accounting officer.  The Code of Ethics is an Exhibit to this document.

Audit Committee; Nominating Committee

We do not have an audit committee or nominating committee.

Advisory Board

We do not have an advisory board.

Advisor Compensation

We do not have an advisory board.

Potential Conflicts of Interest

We are not aware of any current or potential conflicts of interest with any of our officers/directors.

Indemnification

Under our Certificate of Formation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding.  To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Delaware.

Regarding indemnification for liabilities arising under the Securities Act which may be permitted to directors or officers under Delaware law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Our securities are not listed on any exchange or quotation service.  We are not required to comply with the timely disclosure policies of any exchange or quotation service.  The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings.  Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

When we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549.  The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.  The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission.  The address of that site is www.sec.gov.

There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock.

There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our board of directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On July 15, 2008, we issued 1,160,678 shares of restricted common stock to Chris Angle, our sole officer and director, in consideration of services valued at $1,764.  This represents the complete interests of our current shareholders.

Jerry Gruenbaum, Esq., has acted as our legal counsel in providing an opinion for this filing and as such has received an additional 1,160,678 common shares for services valued at $5,805.  In addition, Mr. Gruenbaum was a stockholder of Blue Ribbon Pyrocool owning 1,654,801 common shares and as such will own 165,480 after the 10 to 1 reverse split of shares.  The total shares common held by Mr. Gruenbaum is thus 1,326,158.  Mr. Gruenbaum also holds 625,000 shares of the Company’s preferred stock.

Nathan Lapkin has provided the funds for the accounts payable up until this point and has provided administrative and consultative assistance to Classic Rules; thus, Mr. Lapkin has received 1,160,678 common shares valued at $6,000.  Mr. Lapkin was a stockholder of Blue Ribbon Pyrocool owning 1,654,801 common shares and as such will own 165,480 after the 10 to 1 reverse split of shares.  The total shares held by Mr. Lapkin is thus 1,326,158.  Mr. Lapkin also holds 625,000 shares of the Company’s preferred stock.

Our executive, administrative and operating offices are located at Mr. Angle's office. Mr. Angle provides space for the company's operations.  There is not a written agreement evidencing this arrangement.  There is no charge to the Company for the space.  Management believes that its current facilities are adequate for its needs through the next twelve months, and that, should it be needed, suitable additional space will be available to accommodate expansion of the Company's operations on commercially reasonable terms, although there can be no assurance in this regard.  Our officer will not seek reimbursement for past office expenses.  No written agreement exists that this officer/director will continue to donate office space to the operations.  Therefore, there is no guarantee that he will not seek reimbursement for the donated office space in the future.

Our sole officer and director can be considered a promoter of Classic Rules in consideration of his participation and managing of the business of the company.

Other than as set forth above, there are no transactions since our inception, or proposed transactions, to which we were or are to be a party, in which any of the following persons had or is to have a direct or indirect material interest:

a)           Any director or executive officer of the small business issuer;
b)           Any majority security holder; and
c)           Any member of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the persons in the above.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Certificate of Formation and Bylaws provide that we shall indemnify our officers or directors against expenses incurred in connection with the defense of any action in which they are made parties by reason of being our officers or directors, except in relation to matters as which such director or officer shall be adjudged in such action to be liable for negligence or misconduct in the performance of his duty. One of our officers or directors could take the position that this duty on our behalf to indemnify the director or officer may include the duty to indemnify the officer or director for the violation of securities laws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to our Certificate of Formation, Bylaws, Delaware laws or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers, or control persons, and the successful defense of any action, suit or proceeding) is asserted by such director, officer or control person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

--

Classic Rules Judo Championships, Inc.

CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008 (Audited) and fot three months ended March 31, 2010 and 2009 (Unaudited)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Classic Rules Judo Championship, Inc.:

We have audited the accompanying consolidated balance sheets of Classic Rules Judo Championship, Inc. (a Development Stage Company) as of December 31, 2009 and 2008, and the related consolidated statements of income, stockholders’ equity, and cash flows for each of the years in the two year period ended December 31, 2009 and for the cumulative period of November 16, 2005 (Inception) to December 31, 2009.  Classic Rules Judo Championship, Inc.’s management is responsible for these financial statements.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Classic Rules Judo Championship, Inc. (a Development Stage Company) as of December 31, 2009 and 2008, and the results of its operations and its cash flows for each of the years in the two year period ended December 31, 2009 and for the cumulative period of November 16, 2005 (Inception) to December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note B to the consolidated financial statements, the Company is a development stage company with had no revenues, incurred net losses of $8,319 and $22,167 in 2009 and 2008 and had a deficit accumulated during the development stage of $30,828 at December 31, 2009.  These conditions raise substantial doubt about its ability to continue as a going concern.  Management’s plans regarding these matters are also described in Note B.  The consolidated financial statements do not include any adjustments that may result from the outcome of this uncertainty.

/s/ Meyler & Company, LLC
Middletown, NJ
June 10, 2010

Classic Rules Judo Championship, Inc. and Subsidiary
(Formerly Blue Ribbon Pyrocool, Inc.)
(A Development Stage Company)

Consolidated Balance Sheets

	March 31,	December 31,
	2010	2009	2008
	(Unaudited)

ASSETS

Current Assets
Cash	$449	$1,337	$1,698

Total Current Assets	449	1,337	1,698

Total Assets	$449	$1,337	$1,698

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
Accounts payable	1,749	7,414	-

Total Current Liabilities	1,749	7,414	-

Total Liabilities	1,749	7,414	-

Stockholders' Equity (Deficit)
Preferred stock, $0.001 par value; 50,000,000 shares
authorized; 1,250,000 issued and outstanding	1,250	1,250	1,250
Common stock, $0.001 par value 100,000,000 shares
authorized; 10,575,835, 9,750,136 and 9,750,136 issued and
outstanding on March 31, 2010, December 31, 2009 and 2008, respectively	10,576	9,750	9,750
Additional paid-in capital	17,925	13,751	13,207
Deficit accumulated during development stage	(31,051)	(30,828)	(22,509)

Total Stockholders' Equity (Deficit)	(1,300)	(6,077)	1,698

Total Liabilities and Stockholders' Equity (Deficit)	$449	$1,337	$1,698

The accompanying notes are an integral part of these statements.

Classic Rules Judo Championship, Inc. and Subsidiary
(Formerly Blue Ribbon Pyrocool, Inc.)
(A Development Stage Company)

Consolidated Statements of Operations

	For the Three Months Ended		For the Year Ended		Period from inception
	March 31,		December 31,		(November 16, 2005)
	2010	2009	2009	2008	to March 31, 2010
	(Unaudited)	(Unaudited)			(Unaudited)

Revenues	$1,677	$-	$-	$-	$1,677

Operating Expenses
Cost of revenues	1,300	-			1,300
General and administrative	600	469	8,319	22,167	31,428

Total Expenses	1,900	469	8,319	22,167	32,728

Net Loss	$(223)	$(469)	$(8,319)	$(22,167)	$(31,051)

Net Loss per Common Share
Basic and Diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)	$(0.01)

Weighted Average
Shares Outstanding	9,768,361	9,750,136	9,750,136	5,075,498	4,448,142

The accompanying notes are an integral part of these statements.

Classic Rules Judo Championship, Inc. and Subsidiary
(Formerly Blue Ribbon Pyrocool, Inc.)
(A Development Stage Company)
Consolidated Statement of Stockholders' Equity (Deficit)

From November 16, 2005 (Inception) to December 31, 2009
and March 31, 2010 (Unaudited)
						Deficit
						Accumulated	Total
	Capital Stock		Capital Stock		Additional	During	Stockholders'
	Preferred		Common		Paid-In	Development	Equity
	Shares	Amount	Shares	Amount	Capital	Stage	(Deficit)
Inception (November 16, 2005)	-	$-	-	$-	$-	$-	$-

Shares issued in spinout on November 18, 2005	1,250,000	1,250	1,045,052	1,045	(2,295)	-	-
Contributed capital	-	-	-	-	342	-	342
Net loss	-	-	-	-	-	(342)	(342)

Balance at December 31, 2006	1,250,000	1,250	1,045,052	1,045	(1,953)	(342)	-

Balance at December 31, 2007	1,250,000	1,250	1,045,052	1,045	(1,953)	(342)	-

Shares issued for cash at $0.001 on July 15, 2008	-	-	5,223,050	5,223	150	-	5,373
Shares issued as compensation at $0.001 on July 15, 2008	-	-	1,160,678	1,161	-	-	1,161
Shares issued for services at $0.005 on July 15, 2008	-	-	2,321,356	2,321	9,484	-	11,805
Contributed capital	-	-	-	-	5,526	-	5,526
Net loss	-	-	-	-	-	(22,167)	(22,167)

Balance at December 31, 2008	1,250,000	1,250	9,750,136	9,750	13,207	(22,509)	1,698

Contributed capital	-	-	-	-	544	-	544
Net loss	-	-	-	-	-	(8,319)	(8,319)

Balance at December 31, 2009	1,250,000	1,250	9,750,136	9,750	13,751	(30,828)	(6,077)

Shares issued for cash at $0.006 on March 29, 2010	-	-	825,826	826	4,174	-	5,000
Net loss	-	-	-			(223)	(223)

Balance at March 31, 2010 (Unaudited)	1,250,000	$1,250	10,575,962	$10,576	$17,925	$(31,051)	$(1,300)

	The accompanying notes are an integral part of these financial statements.

F-5.

Classic Rules Judo Championship, Inc. and Subsidiary
(Formerly Blue Ribbon Pyrocool, Inc.)
(A Development Stage Company)

Consolidated Statements of Cash Flows

	For the Three Months Ended		For the Year Ended		Period from Inception
	March 31,		December 31,		(November 16, 2005) to
	2010	2009	2009	2008	March 31, 2010
	(Unaudited)	(Unaudited)			(Unaudited)
Cash Flows from Operating Activities
Net loss	$(223)	$(469)	$(8,319)	$(22,167)	$(31,051)
Adjustments to reconcile net loss to net cash
used in operating activities:
Shares issued for services	-	-	-	11,805	11,805
Shares issued for salaries	-	-	-	1,161	1,161
Expenses paid by shareholders	-	469	544	5,526	6,412
Changes in operating assets and liabilities-
Increase (decrease) in accounts payable	(5,665)	-	7,414	-	1,749

Net Cash Used in Operating Activities	(5,888)	-	(361)	(3,675)	(9,924)

Cash Flows from Financing Activities
Proceeds from sale of common stock	5,000	-	-	5,373	10,373

Net Cash Provided by Financing Activities	5,000	-	-	5,373	10,373

Net Increase (Decrease) in Cash	(888)	-	(361)	1,698	449

Cash, Beginning of Period	1,337	1,698	1,698	-	-

Cash, End of Period	449	$1,698	$1,337	$1,698	$449

Supplemental Cash Flow Information:
Cash paid for interest	$-	$-	$-	$-	$-
Cash paid for taxes	$-	$-	$-	$-	$-

The accompanying notes are an integral part of these statements.

Classic Rules Judo Championships, Inc.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008 AND THE CUMULATIVE PERIOD FROM NOVEMBER 16, 2005 (INCEPTION) TO DECEMBER 31, 2009
AND FOR THE THREE MONTHS ENDED MARCH 31, 2010 AND 2009 (UNAUDITED)

NOTE A – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Business

Classic Rules Judo Championships, Inc. and subsidiary (“the Company”) was incorporated in the State of Delaware on November 16, 2005.  The Company is going to be developed as a judo championship tournament.  Clients will pay a fee and post their entry on the Company’s website.  The Company will do a historical competition evaluation of the participant and seed that participant to an appropriate position on the elimination chart in order to allow the highest probability of the most renowned athletes to meet late in the competition preferably in the quarter-finals, the semi-finals, or finals.  To date, the Company has realized no revenues from its planned principal business purpose and is considered to be in its development state in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) 915.

The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements.

Basis of Presentation

The consolidated financial statements include the accounts of Classic Rules Judo Championship, Inc. and its wholly owned subsidiary.  All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period.  Actual results could differ from those estimates.

The accompanying unaudited consolidated financial statements as of March 31, 2010, and for the three months ended March 31, 2010 and 2009 have been prepared in accordance with United States generally accepted accounting principles (“US GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete consolidated financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 2010 are not necessarily indicative of the results that may be expected for the year ending December 31, 2010. For further information, refer to the consolidated financial statements and footnotes thereto included in this registration statement on Form S-1 for the year ended December 31, 2009.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with  a maturity of three months or less to be cash equivalents.

Revenue Recognition

The Company plans to provide a world class judo tournament.  The Company will report revenues on the accrual basis of accounting, whereby revenues is recognized when real.ized and earned.  As of December 31, 2009 the Company currently did not have a working website and had not acquired any entries from participants or advertising from tournament sponsors in order to recognize revenue.  During the three months ended March 31, 2010, the Company held its first tournament and recognized as revenue the entrance fees received from the participants.

Classic Rules Judo Championships, Inc.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008 AND THE CUMULATIVE PERIOD FROM NOVEMBER 16, 2005 (INCEPTION) TO DECEMBER 31, 2009
AND FOR THE THREE MONTHS ENDED MARCH 31, 2010 AND 2009 (UNAUDITED)

NOTE A – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Research and Development Expense

Any research and development expenditures will be expensed in the period incurred.

Stock-Based Compensation

The Company measures stock-based compensation at the grant date based on the fair value of the award and recognizes stock-based compensation expense over the requisite service period.

The Company also grants awards to non-employees and determines the fair value of such stock-based compensation awards granted as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. If the fair value of the equity instruments issued is used, it is measured using the stock price and other measurement assumptions as of the earlier of (1) the date at which a commitment for performance by the counterparty to earn the equity instruments is reached, or (2) the date at which the counterparty’s performance is completed.

Net Loss Per Common Share

The Company computes basic loss per common share by dividing net loss attributable to common stockholders by the weighted average number of shares of common stock outstanding for the period.  Diluted loss per share is computed using the weighted average number of shares of common stock and dilutive common equivalent shares outstanding during the year.  Common equivalent shares from stock options and other common stock equivalents are excluded from the computation when their effect is antidilutive. The Company was in a loss position for all periods presented and, accordingly, there is no difference between basic loss per share and diluted loss per share.

Reverse Stock Split

On July 15, 2008, the Company approved an amendment to its’ articles of incorporation to effect a 10 for 1 reverse stock split.  All share and per share information were retroactively adjusted to reflect the reverse stock split.

Classic Rules Judo Championships, Inc.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008 AND THE CUMULATIVE PERIOD FROM NOVEMBER 16, 2005 (INCEPTION) TO DECEMBER 31, 2009
AND FOR THE THREE MONTHS ENDED MARCH 31, 2010 AND 2009 (UNAUDITED)

NOTE A – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

The Company accounts for income taxes in accordance with FASB ASC 740, Income Taxes.  Under the assets and liability method of FASB ASC 740, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.  The Company provides a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value.

Recently Issued Accounting Pronouncements

In June 2009, the FASB issued new codification standards which represent the source of authoritative U.S. GAAP recognized by the FASB to be applied by non-governmental entities. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants.  The codification supersedes all non-SEC accounting and reporting standards which existed prior to the codification. All other non-grandfathered, non-SEC accounting literature not included in the codification is non-authoritative. The new codification standards were effective for financial statements issued after September 15, 2009.  Adoption of the codification did not have a material impact on the Company’s financial position or results of operations.

In May 2009, the FASB issued a new accounting standard related to events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  This standard is effective for interim and annual periods ending after June 15, 2009, and establishes general principles of accounting for, and disclosure of, events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  In particular, this standard establishes (i) the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure, (ii) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date and (iii) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. The adoption of this standard did not have a material effect on our financial condition or results of operations.

In February 2010, the FASB issued (“ASU 2010-09”) to address potential practice issues associated with FASB ASC Topic 855, Subsequent Events (Statement 165). The amendments in the update would no longer require entities that file or furnish financial statements with the SEC to disclose the date through which subsequent events have been evaluated in originally issued and reissued financial statements. Other entities would continue to be required to disclose the date through which subsequent events have been evaluated; however, disclosures about the date through which subsequent events have been evaluated in reissued financial statements would be required only in financial statements revised because of an error correction or retrospective application of U.S. GAAP. The ASU is effective immediately except for the use of the issued date for conduit bond obligors. That amendment is effective for interim or annual periods ending after June 15, 2010. The adoption of ASU 2010-09 did not have a material impact on the Company’s financial condition, results of operations or liquidity.

Classic Rules Judo Championships, Inc.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008 AND THE CUMULATIVE PERIOD FROM NOVEMBER 16, 2005 (INCEPTION) TO DECEMBER 31, 2009
AND FOR THE THREE MONTHS ENDED MARCH 31, 2010 AND 2009 (UNAUDITED)

NOTE B – GOING CONCERN

As shown in the accompanying consolidated financial statements at December 31, 2009, the Company has no revenues, has incurred cumulative net losses of $30,828 since inception, and had net losses of $8,319 and $22,167 in 2009 and 2008 and a net loss of $223 for the three months ended March 31, 2010.  Management's plans to specialize in utilizing internet media and word of mouth to market and generate its leads for it’s future business of conducting tournaments.  The Company needs to raise additional capital in order to fully develop its business plan.  Failure to raise adequate capital and generate adequate sales revenues could result in the Company having to curtail or cease operations.  Additionally, even if the Company does raise sufficient capital to support its operating expenses and generate adequate revenues, there can be no assurance that the revenue will be sufficient to enable it to develop business to a level where it will generate profits and cash flows from operations. These matters raise substantial doubt about the Company's ability to continue as a going concern.  However, the accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.  These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE C – PREFERRED STOCK

The Company is authorized to issue 50,000,000 shares of preferred stock at $0.001 par value.  The Company has designated that these shares of preferred stock have five times voting capacity of the common stock but do not have any conversion or other rights or privileges.  The Company does not have any additional Series of preferred stock.  The Company has issued 1,250,000 preferred shares to the two former officers of the Company.

NOTE D –STOCKHOLDERS’ EQUITY

In July 2008, the Company issued One Million One Hundred Sixty Thousand Six Hundred and Seventy-eight (1,160,678) shares of common stock to its officer and director, Chris Angle.  This stock was issued to Mr. Angle as compensation for services rendered as the officer and director of the Company.

In July 2008, the Company issed One Million One Hundred Sixty Thousand Six Hundred and Seventy-eight (1,160,678) shares of common stock to an outside consultant, Nathan Lapkin.  This stock was issued to Mr. Lapkin as compensation for his accounting services rendered to the company.

In July 2008, the Company issed One Million One Hundred Sixty Thousand Six Hundred and Seventy-eight (1,160,678) shares of common stock to an outside consultant, Jerry Gruenbaum, Esq.  This stock was issued to Mr. Gruenbaum as compensation for his legal services rendered to the company.

In July 2008, the Company undertook a private offering of approximately 6,000,000 shares of common stock.  The stock was offered with a price of $0.001 per share.  The private offering was made to Desmond Capital, Inc. (“Desmond”) through a subscription agreement.  Desmond purchased 5,223,050 of the offered shares for a total of $5,373 in cash.  Desmond’s shares were purchased with the intention of holding the securities for investment purposes, with no intention of dividing or allowing others to participate in this investment or to sell the securities for at least one year in the event that the company becomes registered with the Securities and Exchange Commission.

Classic Rules Judo Championships, Inc.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008 AND THE CUMULATIVE PERIOD FROM NOVEMBER 16, 2005 (INCEPTION) TO DECEMBER 31, 2009
AND FOR THE THREE MONTHS ENDED MARCH 31, 2010 AND 2009 (UNAUDITED)

NOTE E – INCOME TAXES

The Company recognizes a deferred tax liability or asset for temporary differences between the tax basis of an asset or liability and the related amount reported on the financial statements. The principal types of differences, which are measured at current tax rates, are net operating loss carry forwards.  At March 31, 2010 and December 31, 2009 and 2008, these differences resulted in a deferred tax asset of approximately $10,868, $10,790 and $7,878, respectively.  FASB ASC 740 requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.  Since realization is not assured, the Company has recorded a valuation allowance for the entire deferred tax asset, and the accompanying financial statements do not reflect any net asset for deferred taxes at December 31, 2009 and 2008.

The Company's net operating loss carry forwards amounted to approximately $31,000, $31,000 and $22,000 at March 31, 2010 and December 31, 2009 and 2008, respectively, which will expire through 2030.

NOTE F –RELATED PARTY TRANSACTIONS

From inception prior to the appointment of Mr. Angle, in July 2008 the former management of the Company contributed a total of $5,868 in cash into the company for operating expenses.  In addition, in July 2008, former management agreed to assist Mr. Angle in his role to file a registration statement, for which they were paid a total of $10,805 in company stock for accounting and legal services.

In July 2008, Desmond Capital, Inc. invested $5,373 in the Company in return for 5,223,050 newly issued shares.  The president of Desmond Capital is Mr. Chris Angle who is also the president of the Company.  Desmond Capital has two purposes: first is to provide consulting and advise to small start up companies and to invest in its these companies to help bring capital for expansion.  Desmond Capital investment will be used for the on-going operations of the Company.

NOTE G- SUBSEQUENT EVENTS

1) On March 29, 2010, the Company signed a stock subscription agreement with an investor where the investor agreed to purchase 825,826 shares of the Company’s common stock for $5,000, or $0.006 per share.  2) Also, our company held it first contest on March 21st, 2010 at Salesian High School in New Rochelle and received revenue of $1,677.

PART II--INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby.  All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.

SEC Registration Fee	$8
Printing Expenses	$250
Audit/Administrative Fees and Expenses	$4,000
Transfer Agent Fees	$200
TOTAL	$4,458

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Certificate of Formation and Bylaws provide that we shall indemnify our officers or directors against expenses incurred in connection with the defense of any action in which they are made parties by reason of being our officers or directors, except in relation to matters as which such director or officer shall be adjudged in such action to be liable for negligence or misconduct in the performance of his duty. One of our officers or directors could take the position that this duty on our behalf to indemnify the director or officer may include the duty to indemnify the officer or director for the violation of securities laws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to our directors, officers and controlling persons pursuant to our Certificate of Formation, Bylaws, Delaware laws or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers, or control persons, and the successful defense of any action, suit or proceeding) is asserted by such director, officer or control person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

On July 15, 2008 we issued a total of 8,705,084 par value $0.001 common shares of stock to the Company's founders and investors.  All securities were issued in reliance upon an exemption from registration under Section 4(2) of the Securities Act as a transaction not involving a public offering.

Classic Rules was a wholly-owned subsidiary of Puritan Financial Group.  The shares of Classic Rules were issued to each of Puritan Financial shareholders as a spin-off dividend on a proportional basis.  The record shareholders of Puritan Financial received one (1) unregistered common share, par value $0.001, of Classic Rules common stock for every share of Puritan Financial common stock owned.  The Classic Rules stock dividend was based on 10,449,250 shares of Puritan Financial common stock that were issued and outstanding as of the record date.  On July 15, 2008 the company reverse split the outstanding shares on a 10 for 1 basis, which decreased the outstanding shares from 10,449,250 to 1,044,925.  The Company then issued 1,160,678 to each of the original founders for their services to the company.

Also, on July 15, 2008, we conducted a private placement without any general solicitation or advertisement.  The Company issued 5,223,050 shares of its $0.001 par value common stock for cash of $5,373 pursuant to a Regulation D, Rule 506 of the Securities Exchange Act of 1934 offering.  All securities were issued in reliance upon an exemption from registration under Section 4(2) of the Securities Act as a transaction not involving a public offering.

There has been no other issuance of shares since our inception on November 16, 2005.  As of June 10, 2010, we have a total of approximately three hundred fifteen (315) shareholders.

ITEM 16. EXHIBITS.

Exhibit No.	Description

3.1	Certificate of Formation
3.2	Amended Certification of Formation
3.3	Bylaws of Classic Rules Judo Championships, Inc.
5.1	Opinion of Jerry Gruenbaum, Esq.
10.1	Management’s Agreement
14	Code of Ethics
23.1	Consent of Meyler & Company, LLC
23.2	Consent of Jerry Gruenbaum, Esq.
99.1	Form of subscription agreement for Common Stock.

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UNDERTAKINGS

The registrant hereby undertakes:

1.           To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)           Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;

(iii)           Include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.           For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.           To file a post-effective amendment to remove from registration any of the securities that remains unsold at the end of the offering.

4.           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a Director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

5.           For determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

6.           For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

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7.           For determining liability of the undersigned registrant under the Securities Act to purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

8.           Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the Town of Westport, State of Connecticut on June 10, 2010.

Classic Rules Judo Championships, Inc.

By:  /s/ Chris Angle
Chris Angle
President, Secretary, Treasurer, and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities stated on June 10, 2010.

Signature
Title
/s/ Chris Angle
President, Secretary, Treasurer, and Director
Chris Angle
Principal Executive Officer, Principal Financial
Officer, and Principal Accounting Officer)

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